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                                                                    EXHIBIT 10.7


                                  GENERAL AGREEMENT

                                       BETWEEN

                                   KMC TELECOM INC.

                                         AND

                                 KMC TELECOM II, INC.

                                         AND

                               LUCENT TECHNOLOGIES INC.





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                                                       Contract No.: LNM970313MP


                                  TABLE OF CONTENTS

                        GENERAL AGREEMENT TERMS AND CONDITIONS

ARTICLE I   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .1
1.1 HEADINGS AND DEFINITIONS:. . . . . . . . . . . . . . . . . . . . . . . . .1
1.2 TERM OF AGREEMENT: . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.3 SCOPE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.4 PURCHASE AND SALE: . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.5 ORDERS:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.6 CHANGES IN CUSTOMER'S ORDERS:. . . . . . . . . . . . . . . . . . . . . . .4
1.7 PRICES:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.8 INVOICES AND TERMS OF PAYMENT: . . . . . . . . . . . . . . . . . . . . . .4
1.9 SHIPPING AND PACKING:. . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.10 TAXES:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.11 TITLE AND RISK OF LOSS: . . . . . . . . . . . . . . . . . . . . . . . . .5
1.12 PURCHASE MONEY SECURITY INTEREST: . . . . . . . . . . . . . . . . . . . .6
1.13 WARRANTY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.14 CHANGES IN PRODUCTS:. . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.15 INFRINGEMENT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.16 CUSTOMER'S REMEDIES:. . . . . . . . . . . . . . . . . . . . . . . . . . .9
1.17 USE OF INFORMATION: . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.18 LICENSE FOR LICENSED MATERIALS: . . . . . . . . . . . . . . . . . . . . 11
1.19 TITLE, RESTRICTIONS, AND CONFIDENTIALITY: . . . . . . . . . . . . . . . 11
1.20 EXPORT CONTROL: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.21 DOCUMENTATION:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.22 CHANGES IN LICENSED MATERIALS:. . . . . . . . . . . . . . . . . . . . . 12
1.23 OPTIONAL SOFTWARE FEATURES: . . . . . . . . . . . . . . . . . . . . . . 12
1.24 ADDITIONAL PROVISIONS FOR PRODUCT SPECIFIC LICENSED MATERIALS:. . . . . 12
1.25 COMPATIBILITY OF SELLER'S PRODUCTS AND LICENSED MATERIALS:. . . . . . . 12
1.26 PUBLICITY:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.27 PUBLICATION OF AGREEMENT: . . . . . . . . . . . . . . . . . . . . . . . 13
1.28 NOTICES:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.29 CUSTOMER RESPONSIBILITY:. . . . . . . . . . . . . . . . . . . . . . . . 13
1.30 RIGHT OF ACCESS:. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.31 FORCE MAJEURE:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

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                                                       Contract No.: LNM970313MP

1.32 INDEPENDENT CONTRACTOR: . . . . . . . . . . . . . . . . . . . . . . . . 14
1.33 RELEASES VOID:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.34 SEVERABILITY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.35 SURVIVAL OF OBLIGATIONS:. . . . . . . . . . . . . . . . . . . . . . . . 14
1.36 NON-WAIVER: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.37 ASSIGNMENT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.38 TERMINATION OF ORDERS FOR CONVENIENCE:. . . . . . . . . . . . . . . . . 15
1.39 TERMINATION FOR BREACH: . . . . . . . . . . . . . . . . . . . . . . . . 16
1.40 APPLICABLE LAW: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
1.41 ARBITRATION; NO WORK STOPPAGE:. . . . . . . . . . . . . . . . . . . . . 16
1.42 LIABILITY AND INDEMNIFICATION:. . . . . . . . . . . . . . . . . . . . . 16
1.43 INSURANCE:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.44 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . 17
ARTICLE II  ADDITIONAL PROVISIONS FOR LICENSED MATERIALS . . . . . . . . . . 17
5ESS SWITCH LICENSED MATERIALS . . . . . . . . . . . . . . . . . . . . . . . 18
2.1 ADDITIONAL RIGHTS IN SOFTWARE: . . . . . . . . . . . . . . . . . . . . . 18
2.2 RELATED DOCUMENTATION: . . . . . . . . . . . . . . . . . . . . . . . . . 18
TRANSMISSION SYSTEMS LICENSED MATERIALS. . . . . . . . . . . . . . . . . . . 19
2.3 DEFINITIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
2.4 ADDITIONAL RIGHTS IN TRANSMISSION SYSTEMS SOFTWARE:. . . . . . . . . . . 19
2.5 INSTALLATION OF TRANSMISSION SYSTEMS SOFTWARE: . . . . . . . . . . . . . 19
ARTICLE III  PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION, AND OTHER
SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.1 CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON CUSTOMER'S
SITE:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.2 ACCEPTANCE OF INSTALLATION:. . . . . . . . . . . . . . . . . . . . . . . 23
3.3 SITE PREPARATION:. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
3.4 WORK OR SERVICES PERFORMED BY OTHERS:. . . . . . . . . . . . . . . . . . 24
ARTICLE IV  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . 25
4.1 ENTIRE AGREEMENT:. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

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                                                      Contract No.: LNM970313MP

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
A-1.1  SCOPE OF APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . 26
A-1.2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
A-1.3  CUSTOMER PURCHASE COMMITMENT. . . . . . . . . . . . . . . . . . . . . 27
A-1.4  TERMS OF DISCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . 27
A-1.5  NETWORK STANDARDIZATION . . . . . . . . . . . . . . . . . . . . . . . 27
A-1.6  CUSTOMER FORECASTS. . . . . . . . . . . . . . . . . . . . . . . . . . 28
A-1.7  PRICING PLAN FOR 5ESS-Registered Trademark--2000 PRODUCTS . . . . . . 28
A-1.8  PRICING PLAN FOR 5ESS-Registered Trademark--2000 CDX/VCDX SWITCH SOFTWARE
RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
A-1.9  5ESS-Registered Trademark--2000 SWITCH TRAINING INCENTIVE . . . . . . 29
A-1.10  INVENTORY CONTROL PROVISIONS FOR 5ESS-Registered Trademark--2000
SWITCHES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
A-1.11  CUSTOMER SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . 30
A-1.12  TECHNICAL SUPPORT OF 5ESS-Registered Trademark--2000 SWITCH
        PRODUCTS AND LICENSED MATERIALS. . . . . . . . . . . . . . . . . . . 30
A-1.13  5ESS SWITCH DOCUMENTATION. . . . . . . . . . . . . . . . . . . . . . 30
A-1.14  MAINTENANCE SERVICE FOR 5ESS SWITCH SOFTWARE . . . . . . . . . . . . 30
A-1.15  PRICING PLAN FOR TRANSMISSION SYSTEMS. . . . . . . . . . . . . . . . 31
A-1.15.1 PRICING PLAN FOR DACS IV-2000 SYSTEMS . . . . . . . . . . . . . . . 31
A-1.16  TRANSMISSION TRAINING INCENTIVE. . . . . . . . . . . . . . . . . . . 32
A-1.17  PRICING PLAN FOR POWER PLANT SYSTEMS . . . . . . . . . . . . . . . . 33
A-1.18  CONTINUING PRODUCT SUPPORT -- PARTS AND SERVICES . . . . . . . . . . 33
A-1.19  PRODUCT AVAILABILITY . . . . . . . . . . . . . . . . . . . . . . . . 33
A-1.20  PROMOTIONAL SUPPORT. . . . . . . . . . . . . . . . . . . . . . . . . 33
A-1.21  FUTURE CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . . 34
Schedule 1  MARKETING DEVELOPMENT FUND GUIDLINES  11/1/96. . . . . . . . . . 35

                                                       Contract No.: LNM970313MP


                        GENERAL AGREEMENT TERMS AND CONDITIONS


                                      ARTICLE I
                                  GENERAL PROVISIONS

This General Agreement Number LNM970313MP (hereinafter "General Agreement" or "Agreement") is made by and between KMC Telecom Inc. and KMC Telecom II, Inc., each a Delaware corporation, with offices located at 1545 Route 206, Suite 300, Bedminster, NJ 07921 (hereinafter collectively referred to as "Customer"), and Lucent Technologies Inc., a Delaware corporation with offices located at 600 Mountain Ave., Murray Hill, New Jersey 07974 (hereinafter "Seller").

WHEREAS, Seller is an experienced and reputable company engaging in the business of designing, manufacturing, selling and installing telecommunications switching systems for use in local communications networks, including related software and hardware, and providing related pre- and post-sales service including, without limitation, the Products, Licensed Materials, and Services (each as defined below); and

WHEREAS, Customer wishes to engage Seller to provide the Products, Licensed Materials and Services described herein which Customer will use to deliver digital local telephone service in designated markets in the United States to be serviced by Customer; and

WHEREAS, pending negotiation of this General Agreement, for the limited purpose of implementing the sale and/or licensing, as appropriate, of certain equipment and software during the period prior to the finalization of this General Agreement, Customer and Seller entered into a certain interim General Agreement Number LMN970205RPKMC effective March 6, 1997 ("Interim General Agreement") whereby Seller agreed to supply and Customer agreed to procure certain products and services; and

WHEREAS, Customer and Seller desire to enter into this General Agreement to supersede in its entirety the Interim General Agreement,

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.1  HEADINGS AND DEFINITIONS:


     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. For the purpose of this Agreement, the following definitions will apply:

(a) "Affiliate" of a corporation means its Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company;

(b) "Customer Price List" means Seller's published "Ordering and Price Guides" or other price notification releases furnished by Seller for the purpose of communicating Seller's prices or pricing related information to Customer, however, this does not include firm price quotations;

(c) "Designated Processor" means the Product for which a license to Use Licensed Materials is granted;

(d) "Firmware" means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such hardware;

(f) "Hazardous Materials" means material designated as a "hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act; a "hazardous material" as defined in the Hazardous


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                                                       Contract No.: LNM970313MP


     Materials Transportation Act (49 U.S.C. 1801, et seq.); "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200);

(g) "Licensed Materials" means the Software and Related Documentation for which licenses are granted by Seller under this Agreement; no Source Code versions of Software are included in Licensed Materials;

(h) "Product" means systems, equipment, hardware and parts thereof, but the term does not mean Software whether or not such Software is part of Firmware;

(i) "Related Documentation" means materials useful in connection with Software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications; no Source Code versions of Software are included in Related Documentation;

(j) "Seller's Manufactured Product" means a Product manufactured by Lucent Technologies Network Systems Group or purchased by it pursuant to its procurement specifications (e.g., KS or AT);

(k) "Services" means the performance of work and includes but is not limited to: (1) engineering services such as preparation of equipment specifications, preparation and updating office records, and preparation of a summary of material not specifically itemized in an order; (2) installation services such as installation, equipment removal, and cable mining; and (3) other services such as maintenance and repairs, and Customer personnel training, performed by Seller under this Agreement, but for the purposes of this Agreement the term "Services" does not include any services provided by the Professional Services Division of Seller's Network Systems Group unless otherwise expressly agreed to in writing by the parties;

(l) "Software" means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium;

(m) "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor;

(n) "Specifications" means Seller's or its vendor's technical specifications for particular Products or Software furnished hereunder, or customized specifications Seller has agreed to under the terms of this Agreement to design for Customer;

(o) "Subsidiary" of a company means a corporation the majority of whose shares or others securities entitled to vote for election of directors is now or hereafter owned or controlled by such company either directly or indirectly; but such corporation shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists;

(p) "United States" means the United States of America and all of its territories and possessions, and

(q) "Use" with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a processor for execution of the instructions and tables contained in such Licensed Materials.

1.2  TERM OF AGREEMENT:


     The term of this General Agreement shall be effective (and relate back to in all respects) March 6, 1997 (the "Effective Date") which was also the effective date of the Interim General Agreement and, except as otherwise provided herein, shall continue in effect hereafter for a period of three (3) years (hereinafter, the Term). The parties will meet not less than six (6) months prior to the end of the Term to discuss extending the term hereof. This General

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                                                       Contract No.: LNM970313MP

Agreement may be terminated at any time by either party, without cause, upon at least sixty (60) days prior written notice to the other party.

1.3  SCOPE:


     This Agreement shall replace and supersede the Interim General Agreement in its entirety. Upon execution of this Agreement, the Interim General Agreement shall be of no further force and effect and any transactions between the parties with respect to the subject matter hereof and thereof shall be governed by this Agreement. The terms of this General Agreement shall apply to all transactions in which Seller furnishes Products, Licensed Materials, or Services (excluding Operations Systems Products and related Licensed Materials) provided by its Network Systems Group to Customer. Purchase orders placed under this General Agreement for Seller's 5ESS-Registered Trademark--2000 Switch Products, Transmission Systems Products, Power Systems Products and related Licensed Materials shall be governed by the terms set forth in Appendix A attached hereto and made a part hereof. By virtue of placing orders with Seller or using any Products, Licensed Materials, or Services provided hereunder, Customer agrees to be bound to the terms set forth in this General Agreement respecting such Products, Licensed Materials, or Services. All Products, Licensed Materials, or Services furnished by Seller to Customer pursuant to this General Agreement shall be for Customer's own internal use and not for resale unless authorized representatives of both parties expressly agree in writing that the terms and conditions of this General Agreement, modified where applicable, shall apply to resale transactions.

     As an independent contractor with overall responsibility as provider under this Agreement, Seller will design, manufacture, and install and mechanically test, if applicable, the Product(s) and Licensed Materials ordered hereunder within the time frames agreed to by the parties for the applicable purchase order. As each purchase order is agreed upon for one or more Products and/or Licensed Materials, the parties will agree on a schedule for the delivery and installation, if applicable, for such Product(s) and/or Licensed Materials. Seller will provide to Customer a copy of such schedule for each purchase order.

     The terms and conditions of this Agreement shall apply to Seller's provision of the Services defined in clause 1.1 DEFINITIONS of this Agreement. Upon its execution, the Professional Services Agreement Number LNS970602JC, between the parties will govern the terms and conditions of the additional services identified in the Scope of Work of such Agreement, if required by Customer from Seller.

1.4  PURCHASE AND SALE:


     Seller will sell, and Customer will purchase and/or license, as appropriate, the Products, Licensed Materials and Services set forth in Appendix A available for purchase under this Agreement at the prices and/or discounts set forth therein (subject to change in accordance with clause 1.7), and in accordance with the terms and conditions hereof. All firm price quotes made by Seller to Customer shall incorporate the terms and conditions of this General Agreement. Any conflicting terms and conditions of a firm price quote, which have been duly signed by an authorized representative of each of Seller and Customer, will supersede the comparable terms of this General Agreement, but solely with respect to the items subject to such firm price quote.

1.5  ORDERS:


     All orders submitted by Customer for Products, Licensed Materials, and Services shall be deemed to incorporate and be subject to the terms and conditions of this Agreement. Any order submitted pursuant to a firm price quotation shall reference and include such firm price quotation number. All orders shall contain the information regarding the Products, Licensed Materials and Services reasonably necessary for Seller to fill the order. All schedules and requested dates are subject to Seller's reasonable concurrence. Upon agreement by the parties as to a schedule for delivery and installation, if applicable, Seller will provide a copy of such schedule to Customer. All orders are subject to acceptance by Seller in accordance with this Agreement. Such acceptance will not be unreasonably withheld or delayed. Seller reserves the right to place any order on hold, delay shipment, and/or reject

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                                                       Contract No.: LNM970313MP

any order throughout the occurrence and continuation of any of the following:
(i) Customer being in default of its payment obligations under this Agreement;
(ii) in the event Customer shall not have in place a financing commitment having available credit equal to the amount of such orders; or (ii) Seller has provided Customer with a notice of a material breach under this Agreement which remains uncured after any applicable cure period. In all other cases in which there is a foreseeable delay, Seller will promptly notify Customer of such delay and its reason.

1.6  CHANGES IN CUSTOMER'S ORDERS:


     Changes by Customer to an accepted order shall be treated as a separate order unless the parties expressly agree otherwise. If any such change materially affects Seller's ability to meet its obligations under the original order, any price (or discount, if applicable), shipment date or Services completion date quoted by Seller relating to the parts of the original order so affected is subject to change, and shall be negotiated between the parties to accommodate the additional work required or inconvenience encountered.

1.7  PRICES:

     To the extent Customer's order is subject to a firm price quotation made by Seller, prices, fees and charges (hereinafter "prices") shall be as set forth in Seller's firm price quotation. In all other cases, prices shall be as set forth in Seller's Customer Price Lists. As of the Effective Date of this Agreement, Customer's prices and/or discounts for Seller's 5ESS-Registered Trademark--2000 Switch Products, Transmission Systems Products, Power Systems Products and related Licensed Materials shall be as set forth in Appendix A attached hereto. Engineering, installation and related Services provided under this Agreement will be quoted by Seller in a firm price quotation on a case by case basis. In those cases where the price is to be determined from a Customer Price List, the applicable Price List shall be the issue which is in effect on the date of Seller's receipt of the order provided that the shipment or Services commencement date is in accordance with Seller's published shipping or planning interval or thirty (30) days from the date of order receipt, whichever is longer. Prices for Products or Services to be shipped or performed beyond the published shipping interval will be established by determining an effective order entry date (the date required for order entry by Seller in accordance with Customer's requested date) and applying the price from the applicable Customer Price List as of that date. Seller may amend its prices, other than those subject to firm price quotations, and, except when applicable prices are adjusted for changes in raw material prices and agrees to provide thirty (30) days written notice of any increase in prices contained in Seller's Customer Price Lists. When prices contained in Seller's Customer Price Lists are adjusted for changes in raw material prices, Seller's new prices will be revised effective the first day of any given month. The basis for raw material adjustments will be provided to Customer upon request. Notwithstanding the foregoing, if Seller is delayed from completion of an order due to any change requested by Customer or as a result of Customer's delay in furnishing reasonably necessary information or in performing its material obligations under this Agreement, prices are subject to change. Unless expressly stated in writing, Seller's prices are exclusive of charges for transportation and related Services such as hauling and hoisting, and any sales or other tax or duty which Seller may be required to collect or pay upon the ordered transaction. Seller, in accordance with its normal practices, will arrange for prepaid transportation, if appropriate, and invoice transportation charges back to Customer. Premium transportation will be used only with Customer's concurrence.

1.8  INVOICES AND TERMS OF PAYMENT:


(a) For Products, Licensed Materials, and Services ordered by Customer on an engineer, furnish and install (EF&I) basis, Seller shall invoice the total amount due for Products and Licensed Materials for each such purchase order upon the main shipment of such Products and Licensed Materials. Seller shall invoice Customer the full amount due for engineering, installation and other Services when Seller submits its notice of completion of installation or as soon thereafter as practicable.

(b) In all other cases (i.e., not subject to subsection (a) above), Products and/or Licensed Materials (including transportation charges and taxes, if applicable) will be invoiced by Seller when shipped, or as soon thereafter as practicable. Engineering for such Products and/or Licensed Materials will be invoiced upon main shipment of

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                                                       Contract No.: LNM970313MP

Products. Installation and other Services will be invoiced as performed or as soon thereafter as practical. Payments for all such invoices furnished by Seller under subsections (a) or (b) of this clause 1.8 shall be made by Customer in accordance with paragraph (c) below.

(c) Customer shall pay such invoiced amounts, less any disputed items, for receipt by Seller within thirty (30) days of the invoice date; provided, however, that with respect to invoices for the Services described in subsection
(a) above, if Customer notifies Seller in writing within the aforesaid thirty
(30) day payment period that the installed Products or Licensed Materials do not perform as required for acceptance under Article 3.2 and said notice describes in reasonable detail the nature of such non-performance (a "Deficiency Notice"), then the thirty (30) day payment period for such invoices shall be extended for that period of time which elapses between the date of the Deficiency Notice and Seller's correction of the non-performance specified in the Deficiency Notice. Delinquent payments are subject to a late payment charge at the rate of one and one-half percent (1-1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). If the claim is not resolved in favor of Customer, then the item will be due for payment based upon the original invoice date. Customer shall notify Seller of any disputed invoice within thirty (30) days from the date of the invoice. Seller may apply any credit which remains outstanding in favor of Customer to the oldest undisputed invoice which remains in Customer's portfolio. Customer agrees to pay Seller's reasonable attorneys' fees and other direct costs incurred by Seller in the collection of any amounts past due hereunder.

1.9  SHIPPING AND PACKING:


     Seller shall, at no additional charge, pack Products in accordance with its standard practices for domestic shipments. Where, in order to meet Customer's requests, Seller packs Products in other than its normal manner for domestic shipment, Customer shall pay Seller's additional charges for such packing. No packaging shall be returnable unless expressly stated as such to Customer prior to delivery. Customer shall not be responsible for the state of any returnable packaging relating to materials to be installed by Seller.

1.10 TAXES:


     Customer shall be liable for and shall reimburse Seller for all taxes and related charges, however designated, (excluding taxes on Seller's net income) imposed upon or based upon the provision, sale, license or use of Products, Licensed Materials or Services (if applicable). Such taxes shall be separately listed on the invoice. Seller shall not collect the otherwise applicable state sales tax if the front of Customer's order indicates that the purchase or license is exempt from Seller's collection of such tax and a valid tax exemption certificate is furnished by Customer to Seller. Seller's failure to collect taxes in accordance herewith shall not be deemed to be an authorization to resell Products or Services or sublicense Licensed Materials.

1.11 TITLE AND RISK OF LOSS:


     Title (except as provided in the clauses USE OF INFORMATION and TITLE, RESTRICTIONS, AND CONFIDENTIALITY) and risk of loss to Products and Licensed Materials shall pass to Customer upon Delivery to the Customer. Customer shall notify Seller promptly of any claim with respect to loss which occurs while Seller has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this clause, "Delivery" shall mean the earliest of the point at which Seller or Seller's supplier or agent turns over possession of the Product or Licensed Materials to Customer, Customer's employee, Customer's designated carrier, Customer's warehouse, Customer's designated site including Seller's staging site, or other Customer's agent and not necessarily the final destination shown on the order.

1.12 PURCHASE MONEY SECURITY INTEREST:

     Seller reserves and Customer agrees that Seller shall have a purchase money security interest in Products or Licensed Materials furnished under this Agreement until such time as Seller has been paid in full. Customer shall

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                                                       Contract No.: LNM970313MP

promptly execute and deliver UCC-1 financing statements and such other documents prepared by Seller so that Seller may perfect its security interest, and Seller shall prepare, execute and promptly file all UCC-1 financing statements, and the necessary UCC-3 termination statements upon the effectuation of the applicable payments. The preparation and filing of all such financing statements shall be at the expense of Seller. Seller agrees to cooperate with Customer's lending institutions in order to meet the respective collateral security requirements of such institutions under the applicable financing documents, provided that no such security requirements shall subordinate Seller's purchase money security interest.

1.13 WARRANTY:


     Seller warrants to Customer only, that (i) upon shipment Seller's Manufactured Products (exclusive of Software) will be free from defects in material and workmanship and will conform to Seller's Specifications for such Products; (ii) upon shipment Software developed by Seller will be free from those defects which materially affect performance in accordance with Seller's Specifications, it being understood from the foregoing that the Software, as such, will not necessarily run uninterrupted or error free but will have the basic functionality required for the Products to function for their intended purposes; and (iii) Services will be performed in a workmanlike manner and in accordance with good usage and accepted practices in the community in which Services are provided. With respect to Products or Software or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications ("Vendor Items"), Seller does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items to the fullest extent permitted by such warranties.


                SELLER'S MANUFACTURED PRODUCTS ,SOFTWARE AND SERVICES
                                  WARRANTY PERIOD(1)

                                                       BASE PERIOD    REPAIRED
                                                       NEW            PRODUCT OR
                                                       PRODUCT(2)     PART(3)


5ESS-Registered Trademark--2000
Switch Products (hardware only)                        24 Months      6 Months
Central Office Power Equipment                         24 Months      6 Months
Transmission Systems Products:
- All Transmission Products in the "2000
  Product Family"                                      60 Months      6 Months
  - DACS-IV 2000                                       60 Months      6 Months
  - FT-2000 OC-48                                      60 Months      6 Months
  - DDM-2000 OC-3/OC-12                                60 Months      6 Months
  - DDM-2000 FiberReach                                60 Months      6 Months
  - SLC 2000 Access System                             60 Months      6 Months
  - SLC 2000 MSDT                                      60 Months      6 Months
- SLC 96 Circuit Packs                                 60 Months      6 Months
- SLC Series 5 Circuit Packs                           60 Months      6 Months
- T1 Repeaters                                         60 Months      6 Months
- DDM-1000 Circuit Packs                               60 Months      6 Months
- DACS II Systems (hardware)                           24 Months      6 Months
Other Transmission Products (i.e., DDM Plus, Repeater
Cases)                                                 24 Months      6 Months

Processors Other than in Switch Systems                 3 Months      2 Months
Network Cable Systems Products                         12 Months      3 Months
All Other Products                                      2 Months      2 Months
5ESS-Registered Trademark--2000 Switch Software        12 Months      6 Months

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                                                       Contract No.: LNM970313MP

                SELLER'S MANUFACTURED PRODUCTS ,SOFTWARE AND SERVICES
                                  WARRANTY PERIOD(1)


                                                       BASE PERIOD    REPAIRED
                                                       NEW            PRODUCT OR
                                                       PRODUCT(2)     PART(3)

All Transmission Software in
  the "2000 Product Family"                            12 Months      6 Months
Transmission Systems Software                          12 Months      6 Months

All Other Software                                      3 Months      1 Month

1 The term "Warranty Period" means the period of time listed above which, unless otherwise stated, commences two (2) weeks from the date of shipment of Products or Software, or if installed by Seller, on acceptance by Customer, or thirty (30) days from the date Seller submits its notice of completion of its installation, whichever is sooner. With respect to Products and Software installed by Seller, if Customer delivers to Seller a Deficiency Notice (as such term is defined in Section 1.8(c) hereof) within thirty (30) days from the date of Seller's notice of completion of installation, then the Warranty Period for the non-performing Products and Software specified in the Deficiency Notice shall commence upon Seller's correction of the non-performance. The Warranty Period for engineering and installation Services is six (6) months which commences on the date the Services are completed.

2 The Warranty Period for Products ordered for use in systems is that of the initial systems or equipment except as may be otherwise noted.

3 The Warranty Period for a Product or part thereof repaired or replaced under this Warranty is the period listed or the unexpired term of the new Product Warranty Period, whichever is longer.

If, under normal and proper use, a defect or deficiency appears in Seller's Manufactured Products or Software during the applicable Warranty Period and Customer promptly notifies Seller in writing of such defect or deficiency and follows Seller's reasonable instructions regarding return of defective or deficient Product or Software, Seller will first attempt to repair, replace or correct the same without charge at its manufacturing or repair facility and if such efforts to repair or replace are unsuccessful, Seller shall provide a refund or credit based on the original purchase price or license fee. With respect to Seller's efforts to repair or replace in accordance with the preceding sentence, Seller agrees to commence such efforts promptly and to proceed diligently to effectuate such repairs and replacements as soon as practicable. If engineering or installation Services prove not to be performed as warranted within a six (6) month period commencing on the date of completion of the Services, Seller will first attempt to correct the defect or non-conforming Services and if such efforts to correct the defect or Service are unsuccessful, Seller shall render a full or pro-rated refund or credit based on the original charges for the Services. With respect to Seller's efforts to correct a defect or non-conforming Service in accordance with the preceding sentence, Seller agrees to commence such correction promptly and to proceed diligently to effectuate such correction as soon as practicable. No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to the destination designated by Customer (within the United States). If Seller determines through reasonable investigation that returned Product or Software is not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, reasonable and necessary travel and related expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Seller may use either new or remanufactured, reconditioned, refurbished or functionally equivalent Products or parts which are "equivalent to new". Products or parts returned to Seller following replacement by Seller shall become Seller's property.

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                                                       Contract No.: LNM970313MP

With respect to Seller's Manufactured Products which Seller has ascertained are not readily returnable for repair, Seller, at its option, may elect to repair or replace the Products at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement and restore the site after Seller has completed its repairs or replacement; provided, however, that Seller shall be responsible for any damage caused by Seller to the site which was not expected or necessary to effectuate such repair or replacement.

Seller makes no warranty with respect to defective conditions or non-conformities resulting solely from the following: Customer's modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance by Customer or Customer's employees, agents or contractors; use in a manner not in accordance with Seller's or its vendor's Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture intentionally removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. No warranty is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors unless such errors are the fault of Seller.

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY. THIS EXCLUSIVE REMEDY SHALL NOT LIMIT CUSTOMER'S RIGHT TO BRING AN ACTION FOR BREACH OF CONTRACT (INCLUDING BREACH OF THIS WARRANTY).

1.14 CHANGES IN PRODUCTS:


  Prior to shipment, Seller may at any time make changes in Products or modify the drawings and Specifications relating thereto or substitute Products of later design, provided the changes, modifications or substitutions under normal and proper use do not impact negatively upon quality, form, fit, or function of an ordered Product as provided in Seller's Specifications. With respect to changes, modifications, and substitutions which do affect the quality, form, fit, or function of an ordered Product, Seller shall notify Customer in writing thirty
(30) days prior to their effective dates. In the event any such change is not desired by Customer, Customer shall notify Seller within thirty (30) days from the date of notice and Seller shall not furnish any such changed Products to Customer on any orders in process at the time Seller is so notified.

1.15 INFRINGEMENT:


  In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use, in accordance with this Agreement, of any Product or Licensed Materials furnished by Seller to Customer under this Agreement, Seller, at its expense, will indemnify, hold harmless and defend Customer, subject to the conditions and exceptions stated below. Seller will reimburse Customer for any reasonable cost, expense or attorneys' fees, incurred by Customer prior to Seller's full active assumption, with reputable counsel reasonably acceptable to Customer, of the defense of any such claim, and will indemnify Customer against any liability assessed against Customer by (a) final judgment by a competent court on account of such infringement or violation arising out of such use or (b) appealable judgment by a competent court on account of such infringement or violation arising out of such use in the event Seller elects not to pursue an appeal. Following Seller's assumption of any such defense, Customer may participate in any such defense with counsel of Customer's own choosing and at Customer's expense provided Customer's counsel does not interfere with such defense.

If Customer's use shall be enjoined or in Seller's reasonable opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement

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                                                       Contract No.: LNM970313MP

with a suitable substitute free of any infringement; (2) modify it so that it will be free of the infringement; or (3) procure for Customer a license or other right to use it. If none of the foregoing options are practical despite the exercise by Seller of commercially reasonable best efforts to effectuate option
(1), (2), or (3) above, Seller will remove the enjoined Product or Licensed Materials and refund to Customer any amounts paid to Seller therefor.

Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same, provided that such settlement does not materially impair Customer's rights to use the Products and Licensed Materials provided under and in accordance with this Agreement in any respect. Customer shall, upon Seller's request and at Seller's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

No undertaking of Seller under this clause shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Materials of Seller's design or selection; or (2) arises from adherence to instructions to apply Customer's trademark, trade name or other company identification; or (3) resides in a product or licensed materials which are not of Seller's origin and which are furnished by Customer to Seller for use under this Agreement; or (4) relates to uses of Product or Licensed Materials provided by Seller in combinations with other Product or Licensed Materials, furnished either by Seller or others, which combination was not installed, recommended or otherwise approved by Seller. In the foregoing cases numbered (1) through (4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Seller's rights and obligations under this clause; provided, however, that Customer's responsibility hereunder shall be limited to the extent that the infringement or violation is proven to be attributable to subsections (1), (2), (3), or (4) above.

The liability of Seller and Customer with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this clause (but shall not be subject to any dollar cap) except in the event of a party's willful or intentional breach of its obligations to the other party under this clause, in which case no such limitation shall apply.

1.16 CUSTOMER'S REMEDIES:


     A. SUBJECT TO SECTION 1.16D BELOW, CUSTOMER'S EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE AS FOLLOWS:

     1)   FOR INFRINGEMENT--THE REMEDY SET FORTH IN THE "INFRINGEMENT" CLAUSE;

     2) FOR THE PERFORMANCE OR NONPERFORMANCE OF PRODUCTS, SOFTWARE, AND SERVICES OR CLAIMS THAT THEY DO NOT CONFORM TO A WARRANTY--THE REMEDY SET FORTH IN THE APPLICABLE "WARRANTY" CLAUSE;

     3) FOR TANGIBLE PROPERTY DAMAGE AND PERSONAL INJURY CAUSED BY SELLER'S ACTS OR OMISSIONS--THE AMOUNT OF THE AWARDED DAMAGES TOGETHER WITH THE ACTUAL OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY CUSTOMER IN CONNECTION WITH DEFENDING ANY CLAIMS OR ACTIONS BROUGHT AGAINST


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                                                       Contract No.: LNM970313MP

     CUSTOMER AS A RESULT OF SELLER'S LIABILITY HEREUNDER; PROVIDED, HOWEVER, THAT SELLER SHALL ALSO BE LIABLE TO CUSTOMER FOR AWARDED PUNITIVE AND EXEMPLARY DAMAGES WHICH RESULT FROM SELLER'S TORTIOUS CONDUCT;

     4) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE--THE AMOUNT OF THE DIRECT DAMAGES INCLUDING AWARDED COUNSEL FEES AND COSTS UNDER OR ARISING OUT OF THIS AGREEMENT SHALL NOT TO EXCEED THE GREATER OF (a) TEN PERCENT (10%) OF THE TOTAL AMOUNT THEN INVOICED BY SELLER FOR PURCHASES MADE UNDER THIS AGREEMENT, OR (b) $3,500,000.

     B. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, HOWEVER SUBJECT TO SELLER'S LIABILITY FOR AWARDED PUNITIVE AND EXEMPLARY DAMAGES FOR TORTIOUS CONDUCT UNDER SECTION 1.16A(3) ABOVE, NEITHER CUSTOMER NOR SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS CLAUSE, 1.16(B), SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

     C. EACH PARTY SHALL GIVE THE OTHER PROMPT WRITTEN NOTICE OF ANY CLAIM. ANY ACTION OR PROCEEDING AGAINST EITHER PARTY MUST BE BROUGHT WITHIN TWENTY-FOUR (24) MONTHS AFTER THE CAUSE OF ACTION ACCRUES.

     D. NOTHING HEREIN SHALL BE CONSTRUED AS LIMITING EITHER PARTY'S RIGHT TO BRING AN ACTION TO ENFORCE THE EXPRESS PROVISIONS OF THIS AGREEMENT.

1.17 USE OF INFORMATION:

     All technical and business information in whatever form recorded which bears a legend or notice restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such Information only as follows: Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order; (2) to evaluate Seller's Products, Licensed Materials and Services; or (3) to install, operate and maintain the particular Products and Licensed Materials for which it was originally furnished. Unless the furnishing party consents in writing, such Information, except for that part, if any, which is known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party.

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                                                       Contract No.: LNM970313MP

1.18 LICENSE FOR LICENSED MATERIALS:


     Upon delivery of Licensed Materials pursuant to this Agreement and subject to payment of all amounts required to be paid by Customer for such Licensed Materials and compliance with the license terms set forth in this Agreement, Seller grants to Customer an irrevocable, perpetual, nontransferable, and nonexclusive license to Use Licensed Materials on a Designated Processor for its own business operations. No license is granted to Customer to sublicense such Licensed Materials furnished by Seller. Customer shall not decompile or disassemble Software furnished as object code to generate corresponding Source Code. Unless otherwise agreed in writing by Seller, Customer shall not modify Software furnished by Seller under this Agreement. If the Designated Processor becomes temporarily inoperative, Customer shall have the right to Use the Licensed Materials temporarily on a backup processor until operable status is restored and processing on the backup processor is completed.

     With respect to all Licensed Materials owned in whole or in party by a third party manufacturer or licensor that are to be made available to Customer under this Agreement ("Third Party Software"), Seller represents and warrants that it now has existing licenses to the Third Party Software, and has the right to grant to Customer, and hereby grants to Customer a personal, perpetual, nontransferable, and nonexclusive license to such Software on Customer's Designated Processor.

1.19 TITLE, RESTRICTIONS, AND CONFIDENTIALITY:


     Except to the extent otherwise required in connection with the granting of licensed hereunder, all Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations, and partial copies are, and shall remain, the property of Seller. Except for any part of such Licensed Materials which is or becomes generally known to the public through acts not attributable to Customer, Customer shall hold such Licensed Materials in confidence, and shall not, without Seller's prior written consent, disclose, provide, or otherwise make available, in whole or in part, any Licensed Materials to anyone, except to its employees having a need-to-know. Customer shall not copy Software embodied in Firmware. Customer shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials. Customer shall take reasonably appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement. If either (i) Customer's license does not vest for failure to pay amounts due under Section 1.8 in connection with Licensed Materials, (ii) a competent court or arbitration under Article 1.41 has determined Customer has committed a material breach of license terms as to one or more specific locations, and, as a result thereof, that Seller is entitled to terminate the license granted hereunder as to any such specific locations, or (iii) the Licensed Materials are no longer needed by Customer, Customer shall return all copies of such Licensed Materials in Customer's possession or control to Seller or follow written disposition instructions provided by Seller.

1.20 EXPORT CONTROL:

     The parties acknowledge that any Products, Software, and technical information (including, but not limited to, Services and training) provided under this Agreement are subject to U.S. export laws and regulations any use or transfer of such Products, Software, and technical information must be authorized under those regulations. Customer agrees that it will not use, distribute, transfer, or transmit the Products, Software, or technical information (even if incorporated into other Products) except in compliance with U.S. export regulations. If requested by Seller, Customer also agrees to sign written assurances and other export-related documents as may be required for Seller to comply with U.S. export regulations.

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                                                       Contract No.: LNM970313MP

1.21 DOCUMENTATION:


     Seller shall furnish to Customer, at no additional charge, one copy of the documentation for Products provided hereunder sufficient to operate and maintain such Products and/or one copy of the Related Documentation for Software furnished by Seller pursuant to this Agreement. Such documentation will be that customarily provided by Seller to its Customers at no additional charge. Such documentation shall be provided either prior to, included with, or shortly after shipment of Products and/or Software from Seller to Customer. Additional copies of such documentation are available at prices set forth in Seller's Customer Price Lists.

1.22 CHANGES IN LICENSED MATERIALS:


     Prior to shipment, Seller may at any time modify the Specifications relating to its Licensed Materials. Seller may substitute modified Licensed Materials to fill an order, provided the modifications, under normal and proper Use, do not materially adversely affect the Use, function, or performance of the ordered Licensed Materials, and Seller shall advise Customer in writing at least fifteen (15) days prior to implementation of such changes. Unless otherwise agreed, such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.

1.23 OPTIONAL SOFTWARE FEATURES:


     Software provided to Customer under this Agreement may contain optional features which are separately licensed and priced. Customer agrees that such optional features will not be activated without written authorization from Seller and Customer's payment of the appropriate license fees. If, in spite of Customer's best efforts to comply with this restriction, such features are activated, Customer agrees to so notify Seller promptly and to pay Seller the license fees for the activated features.

1.24 ADDITIONAL PROVISIONS FOR PRODUCT SPECIFIC LICENSED MATERIALS:


     In addition to the provisions applicable to the furnishing of Licensed Materials as set forth above in clauses "License for Licensed Materials," "Title, Restrictions and Confidentiality," "Documentation," and "Changes in Licensed Materials," additional provisions regarding the furnishing of Product specific Licensed Materials are set forth in Article II attached hereto.

1.25 COMPATIBILITY OF SELLER'S PRODUCTS AND LICENSED MATERIALS:


     Seller makes no representations or warranties whatsoever that Products or Licensed Materials will be compatible with any equipment currently or hereafter owned by Customer or any other entity (all such equipment hereinafter for
purposes of this clause referred to as "Other Equipment"). Custom     er shall
be responsible for any and all modifications or additions which may be required to Other Equipment so that such Other Equipment operates satisfactorily with Products or Licensed Materials furnished and installed by Seller. If Customer requests Seller to make any such modifications or additions, Seller, at its discretion, may elect to do so, and in such case, the modifications and additions will be made as requested by Customer and shall be billed to and paid for by Customer at prices determined by Seller as a separate item in addition to any other amounts due and payable by Customer. Seller shall have no liability to Customer for any such modifications or additions to Other Equipment except to the extent Seller fails to follow Customer's instructions. As Customer selects the various hardware and software components of its network, Customer may consult with Seller regarding Customer's existing equipment and request Seller's recommendation relating to such components. Seller will notify Customer if Seller has actual knowledge that Products or Licensed Materials to be installed by Seller are incompatible with Other Equipment with which such Products or Licensed Materials are to be installed.

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                                                       Contract No.: LNM970313MP

1.26 PUBLICITY:


     Each party shall submit to the other proposed copy of all advertising wherein the name, trademark, code, specification or service mark of the other party or its Subsidiaries or Affiliates is mentioned. Neither party shall publish or use such advertising without the other's prior written approval. Such approval shall be granted as promptly as possible (usually within ten [10] days), and may be withheld only for good cause.

1.27 PUBLICATION OF AGREEMENT:


     The parties shall keep the provisions of this Agreement and any order submitted hereunder confidential except as reasonably necessary for performance hereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The disclosing party shall take all reasonable steps to secure a protective order or otherwise assure that the Agreement or order will be withheld from the public record. In addition to the foregoing, Customer shall have the right to disclose the provisions of this Agreement to Customer's prospective lenders and investors, each of which shall be required to maintain the confidentiality of the same in accordance with clause 1.17 of this Agreement, and Customer shall provide to Seller the names of each party to whom disclosed.

1.28 NOTICES:


     All notices under this Agreement shall be in writing (except where otherwise stated) and shall be addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given when received. Further, Seller shall provide a copy of any written notice of material default which Seller provides to Customer to AT&T Commercial Finance Corporation at the following address: 44 Whippany Road, Morristown, New Jersey 07962-1983.

1.29 CUSTOMER RESPONSIBILITY:


     Customer shall, at no charge to Seller, provide Seller with such electrical and environmental conditions, technical information, data, technical support or assistance as may reasonably be required by Seller to fulfill its obligations under this Agreement, any subordinate agreement or order. If Customer fails to provide the required conditions, technical information, data, support or assistance, Seller shall be discharged from any such obligation until such time as such materials or information are made available. If such delay affects Seller's ability to meet its obligations under this Agreement, any price (or discount, if applicable), shipment date or Services completion date quoted by Seller and affected by such delay is subject to change.

1.30 RIGHT OF ACCESS:


     Each party shall provide the other access to its facilities reasonably required in connection with the performance of the respective obligations under this Agreement. No charge shall be made for such access. Reasonable prior notification will be given when access is required.

1.31 FORCE MAJEURE:


     Neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by a Force Majeure. Each party shall promptly notify the other party of the occurrence of a Force Majeure. If any Force Majeure occurs and results in a delay or failure in performance, the party injured by the other's inability to perform may elect to: (a) terminate that part of any order affected by the Force Majeure as to Products or Licensed Materials not already shipped or Services not already rendered if the Force Majeure continues for a period of forty-five (45) days after notification; (b) suspend that part of any order affected by the Force Majeure for the duration of the Force Majeure, buy, sell, obtain, or furnish elsewhere Products or Licensed Materials to be bought,

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sold, obtained, or furnished hereunder, and deduct from any order commitment the quantity bought, sold, obtained, or furnished or for which such commitments have been made elsewhere; or (c) resume performance under such order once the Force Majeure ceases with an option for the injured party to extend the delivery or performance date up to the length of time the Force Majeure endured. Unless written notice is given within thirty (30) days after such injured party is apprised of the occurrence of a Force Majeure, option (c) shall be deemed selected. For purposes hereof, Force Majeure means fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond its control whether or not similar to the foregoing. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure condition.

1.32 INDEPENDENT CONTRACTOR:


     All work performed by either party under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other.

1.33 RELEASES VOID:


     Neither party shall require releases or waivers of any personal rights from representatives or employees of the other in connection with visits to its premises, nor shall such parties plead such releases or waivers in any action or proceeding.


1.34 SEVERABILITY:


     If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement.

1.35 SURVIVAL OF OBLIGATIONS:


     The rights and obligations of the parties which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

1.36 NON-WAIVER:


     No waiver of the terms and conditions of this Agreement, or the failure of either party to strictly enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other terms or conditions of this Agreement on any other occasion.

1.37 ASSIGNMENT:


     Except as provided below, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment"), without the other party's prior written consent. Such consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement.

     Notwithstanding the foregoing, nothing herein shall preclude an assignment by Customer, without the consent of Seller, to an entity controlling, controlled by or under common control with, or which acquires or succeeds to ownership of substantially all of the assets and operations of Customer, or to its financing parties for collateral

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security purposes (a "Permitted Assignment"); provided, however, that (a) a
Permitted Assignment shall not include an assignment where Customer is in material breach or default of this Agreement at such time as Customer seeks to effectuate such assignment and such breach or default will not be cured immediately upon giving effect to such assignment; and (b) a Permitted Assignment shall not include an assignment by Customer to any party or entity who (1) in the reasonable opinion of Seller, does not have sufficient financing in place or other financial resources sufficient to consummate the purchases contemplated under this Agreement, or (2) is a manufacturer of telecommunications products or a provider of related services in competition with Seller. In no event shall a Permitted Assignment operate to diminish the rights (including, without limitation, relating to any purchase commitments) or increase the obligations of Seller under, this Agreement or any existing agreement between Seller and the assignee for the procurement of Products, Licensed Materials, or Services available for procurement by Customer under this Agreement (a "Pre-Existing Agreement") or to supersede any such Pre-Existing Agreement. In the event of a Permitted Assignment to Customer's financing parties for collateral security purposes, Seller shall, at no out-of-pocket cost to Seller, cooperate with such parties in connection with the execution of collateral assignment documents which are reasonable and customary in connection with Customer's project financings.

     For purposes of this clause, the term "Agreement" includes this Agreement, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.

1.38 TERMINATION OF ORDERS FOR CONVENIENCE:


     Customer may, upon written notice to Seller, terminate an order under this Agreement or a portion thereof except with respect to Products and Licensed Materials that have already been shipped and Services that have already been performed. For those Products and Licensed Materials not shipped and considered stock items, Customer agrees that it will pay Seller an order fee equal to ten percent (10%) of the price or license fee for such items. For those Products and Licensed Materials not shipped and considered customized or non-stock items, Customer agrees to pay a fee based upon Seller's incurred expenses (after adjustment for recoveries and/or salvage value, if any), including documented, associated general and administrative expenses plus a profit on actual work incurred. For Services in process, Customer agrees to pay for all Services rendered to date, plus Seller's incurred expenses, including a reasonable profit, for those Services ordered by Customer and subsequently terminated. Customer may issue "holds" on orders or suspend performance under this Agreement, in whole or in part, with Seller's prior written consent and upon terms that will compensate Seller for any loss, damages, or expenses.

1.39 TERMINATION FOR BREACH:


     In the event either party is in material breach or default of the terms of this Agreement and such breach or default continues for a period of forty-five
(45) days after the receipt of written notice, then the party not in breach or default shall have the right to terminate this Agreement without any charge, obligation or liability except for Products or Licensed Materials already delivered and Services already performed. The party not in breach or default shall provide full cooperation to the other in every reasonable way to facilitate the remedy of the breach or default hereunder within such forty-five
(45) day period.

1.40 APPLICABLE LAW:


     The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York without reference to principles of conflicts of law.

1.41 ARBITRATION; NO WORK STOPPAGE:


     If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to arbitration by the parties within thirty (30) days of the mediation governed by the United States Arbitration Act, and judgment on the award may be entered in

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any court having jurisdiction. Any such arbitration shall proceed before three
(3) arbitrators. The party invoking arbitration (the "Claimant Party") shall notify the other party (the "Respondent Party") in writing (i) setting forth its basic position in the dispute, (ii) requesting the Respondent Party promptly to appoint its arbitrator and to notify the Claimant Party of such person's identity. The Respondent Party shall within thirty (30) days thereafter appoint its own arbitrator and immediately advise the Claimant Party in writing of the identity of the arbitrator. If the Respondent Party has not notified the Claimant Party within the thirty (30) days of the identity and appointment of its arbitrator, such arbitrator shall thereupon, at the request of the Claimant Party, be promptly appointed in accordance with the rules of the U.S. Arbitration Act.

     The two (2) arbitrators so appointed shall, within fifteen (15) calendar days after the date as of which they have both been identified, select any person agreeable to both of them to serve as the third arbitrator and chairman. If the two (2) arbitrators appointed on behalf of the respective parties fail to agree, as provided above, such third arbitrator shall promptly be appointed in accordance with said rules. The arbitrators may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrators shall hold the existence, content and result of mediation and arbitration in confidence.

     Subject to Seller's rights to hold, delay shipment, and/or reject any order for the specific reasons identified in Article 1.5 of this Agreement, Seller agrees not to stop work being performed hereunder during the pendency of a good faith dispute between the parties.

1.42 LIABILITY AND INDEMNIFICATION:


     Without limiting Seller's intellectual property indemnity under clause 1.15, both parties agree to indemnify, defend and hold harmless the other party, any of its affiliated companies, and all of their respective directors, officers, employees, agents, representatives, servants, successors and assigns ("Indemnitees"), from and against all actions, causes of action, claims, administrative proceedings, and demands, and all losses, liabilities, judgments, decrees, fines, penalties, damages, obligations, expenses, amounts paid in settlement and investigation and costs and charges of any kind, including but not limited to, attorney's and investigation fees, including such fees incurred to enforce this clause (collectively, "Claims"), relating in any way whatsoever to, or arising from the following:

     (1) any Claims involving any failure by either party or any of its affiliates to comply with any law, statute, code, ordinance, regulation, rule or order of any governmental or quasi-governmental body, in the performance of either party's responsibility under this Agreement;

     (2) any Claims on account of (i) injury to or death of persons or (ii) damages to or loss of real or tangible personal property arising directly or indirectly out of either party's acts or omissions under this Agreement;

     (3) all taxes and fees, penalties and interest payable thereon, payable by either party in connection with this Agreement;

     (4) all laborers', mechanics' or materialmen's liens upon Customer's facilities and/or any property of Customer arising out of Services performed by Seller or by its subcontractors in connection with this Agreement.

1.43 INSURANCE:


     Both parties shall maintain during the term of this Agreement the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (1) Workers' Compensation and related insurance as required by law; (2) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence;
(3) commercial general liability insurance with a limit of at least one million ($1,000,000) dollars combined single limit for bodily injury and property damage liability per occurrence; and (4) automobile liability insurance with limit of at least one million ($1,000,000) dollars combined single limit for bodily injury

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and property damage for any one occurrence.  Each party shall furnish prior to the start of work, if requested by the other, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of, or any material change in the policy. Notwithstanding the above, Seller shall have the option where permitted by law to self-retain any or all of the forgoing risks.

1.44 COMPLIANCE WITH LAWS


     Seller and Customer agree to comply with all applicable laws, statutes, regulations, and codes of all governmental authorities having jurisdiction in connection with the performance by the parties of their respective obligations and duties under this Agreement.


                                      ARTICLE II


                     ADDITIONAL PROVISIONS FOR LICENSED MATERIALS

GENERAL: The provisions of this Article II also apply to the granting of licenses by Seller to Customer for 5ESS-Registered Trademark- Switch Licensed Materials, and Transmission Systems Licensed Materials.

                            5ESS SWITCH LICENSED MATERIALS


2.1  ADDITIONAL RIGHTS IN SOFTWARE:


     (a) TRANSFER OF 5ESS SWITCH SOFTWARE RIGHT-TO-USE: Customer may transfer its right-to-use 5ESS Switch Software furnished under this Agreement without the payment of an additional right-to-use fee by transferee, except where size sensitive units are a factor. Such transfer can be made to an end user for their own internal use, but not to competitors of Seller in the business of manufacturing comparable systems and only under the following conditions:

          (i) Such Software shall be Used only within the United States; however, Seller will not unreasonably withhold its consent to Use outside the United States provided the proprietary information associated with the Use can be adequately protected;

          (ii) Except as otherwise provided in the Agreement, the right to Use such Software may be transferred only together with the 5ESS Switch Product with which Customer has a right to Use such Software, and such right to Use the Software shall continue to be limited to Use with such Product;

          (iii) Before any such Software shall be transferred, Customer shall notify Seller of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Seller at its request) to keep such Software in confidence and to corresponding conditions respecting Use of Licensed Materials as those imposed on Customer; and

          (iv) Within the United States, the transferee shall have the same right to Software warranty or Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, if any, associated with such Software or Software maintenance.

     (b) RELOCATION OF 5ESS SWITCH SOFTWARE: Upon advance written notice to Seller, Customer may remove 5ESS Switch Software or optional feature packages, for which Customer has the right to Use, from one Customer-owned 5ESS Switch Product and relocate them to another Customer-owned 5ESS Switch Product within the same company as Customer (or to an Affiliate or Subsidiary of Customer, with Seller's prior written consent which shall not be unreasonably withheld or delayed).

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          Customer shall not be required to pay additional right-to-use fees as a result of such relocation, except where size sensitive units are a factor. Seller may charge Customer for Services requested by Customer in support of such relocation. Such Software shall not be Used or transferred to Customer's Affiliate that is a manufacturer of telecommunication products in direct competition with Seller.

     (c) RIGHTS TO SELLER'S 5ESS SWITCH SOFTWARE DEVELOPMENT INFORMATION: If Seller ceases to maintain a standard, supported version of Software for the 5ESS Switch Product furnished pursuant to this Agreement, and these support services are not available from another entity, then Seller shall furnish Customer, under a suitable confidentiality agreement, Seller's then existing Software Source Code, Software development programs, and associated documentation for such standard version to the extent necessary for Customer to maintain and enhance for its own use the standard version of that Software for which it has the right to Use.

2.2  RELATED DOCUMENTATION:


     Seller will provide to Customer at no charge one (1) copy each of the most recent text and drawing CD-ROM or one (1) login to the 5ESS Switch Documentation Dial-Up Service for each new 5ESS-Registered Trademark--2000 Switch site. No documentation will be provided to RSMs or ORMs. In addition, Seller will provide updates at no charge to the host/standalone site for a period of two (2) years following Switch turnover. After the initial two (2) year update period, Customer may purchase an update subscription at the standard subscription rate.


                       TRANSMISSION SYSTEMS LICENSED MATERIALS

2.3  DEFINITIONS:


     In addition to the definitions in Article I of this Agreement, the following terms, for purposes of this Article II, shall have the meanings indicated below as to Transmission Systems Licensed Materials:

(a) "Delivery Date" means the date by which all deliverables ordered by Customer are delivered to the site designated by the Customer, and

(b) "Installation Complete Date" means the date on which Transmission Systems Software is installed by Seller at the site designated by the Customer and ready for Use by Customer.

2.4  ADDITIONAL RIGHTS IN TRANSMISSION SYSTEMS SOFTWARE:


(a) Upon thirty (30) days advance written notice, Customer may relocate any Software permanently to a new processor of Customer. This new processor shall then become the Designated Processor in lieu of the former Designated Processor.

(b) Customer may retain an archival copy of the Software for as long as such Software is relevant to Customer's operations.

2.5  INSTALLATION OF TRANSMISSION SYSTEMS SOFTWARE:


(a) Where Customer is responsible for Software installation, Seller's sole responsibility is to deliver the Software to Customer on or before the scheduled Delivery Date agreed to by Seller. However, if the order specifies that Seller is responsible for such installation, Seller shall deliver the Software to Customer in sufficient time for it to be installed on or before the scheduled Installation Complete Date agreed to by Seller, and Seller shall complete its installation and associated testing on or before such date.

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(b)  Where Customer has assumed responsibility for the installation of newly licensed Software, Seller will, at Customer's request and without charge, provide for the first such installation a reasonable level of technical assistance when Customer encounters installation difficulties. For all subsequent installations of such Software by Customer, Seller reserves the right to charge Customer for any technical assistance provided in response to Customer's request for assistance.


                                     ARTICLE III


                        PROVISIONS APPLICABLE TO ENGINEERING,
                           INSTALLATION, AND OTHER SERVICES

GENERAL: The provisions of this Article III additionally apply to the furnishing by Seller of Services to Customer. Such Services include, but are not limited to, (1) engineering Services such as preparation of equipment specifications, configuration, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the order; (2) installation Services such as installation, testing of the equipment on a standalone basis, equipment removal, and cable mining; and (3) other Services such as repairs. Services shall be performed by Seller in accordance with its standard practices.

3.1  CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON CUSTOMER'S SITE:


ITEMS PROVIDED BY CUSTOMER

Customer will be responsible for furnishing the following items (as required by the conditions of the particular installation or other on-site Service) at no charge to Seller and these items are not included in Seller's price for the Services. Should Seller incur expense as a result of Customer's failure to provide any of these items, additional billing will be rendered to and paid by Customer.

ACCESS TO BUILDING AND WORK SITE - Allow employees of Seller and its subcontractors free access to the portion of Customer's premises and facilities necessary to render Services at all hours during the scheduled Service or at such other times as are requested by Seller. Customer shall obtain for Seller's and its subcontractors' employees any necessary identification and clearance credentials to enable Seller and its subcontractors to have access to the work site.

ENVIRONMENTAL CONDITIONS - Take such action as may be necessary to insure that the premises on which the Services will be provided will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and in such condition as not to be injurious to Seller's or its subcontractors' employees or to the Products to be installed. Prior to commencement of the Services and during the performance of the Services, Customer shall, if requested by Seller, provide Seller with sufficient data to assist Seller or its subcontractor in evaluating the environmental conditions at the work site (including the presence of Hazardous Materials). The price quoted by Seller for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services.

SENSITIVE EQUIPMENT - Prior to commencement of Services, inform Seller of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

REPAIRS TO BUILDINGS - Prior to Services start date, make such alterations and repairs as are necessary for proper installation of Products.

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BUILDING READINESS - Prior to Services start date, provide hoisting and hauling services, furnish suitable openings in buildings to allow Products to be placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller. At least twelve (12) weeks prior to the Services start date, Seller shall provide such drawings to Customer. To the extent required for the performance of the Services, Customer shall fireproof (with steel covers) all unopened paths throughout the building.

SURVEYS - Prior to Services start date, furnish surveys (describing the physical characteristics, legal limitations, and utility locations for the work site) and a legal description of the site.

ELECTRICAL CURRENT, HEAT, LIGHT, AND WATER - Provide electric current for charging storage batteries and for any other necessary purposes with suitable terminals where work is to be performed; provide temperature control and general illumination (regular and emergency) in rooms in which work is to be performed or Products stored, equivalent to that ordinarily furnished for similar purposes in a working office; provide exit lights; provide water and other necessary utilities for the proper execution of Services.

BUILDING EVACUATION - Prior to Services start date, provide building evacuation plans in case of a fire or other emergency.

CEILING INSERTS - Provide ceiling inserts as required using Seller's standard spacing arrangement for ceiling support equipment.

MATERIAL FURNISHED BY CUSTOMER - Unless expressly stated to the contrary, Seller's prices do not include costs for any Customer furnished material nor does it include any Seller charges for engineering, installation, modification, or repair Services to Customer furnished material. New or used material furnished by Customer shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary information for Seller to properly install such material. Seller upon discovering any problems with the functioning of any such material or adequacy of such information, will promptly notify Customer so that Customer can take the appropriate remedial action.

TOILET FACILITIES AND EYEWASH STATION - Provide proper and easily accessible toilet facilities and supplies, such as towels and soap, in buildings in which Services are in progress. Where temporary facilities are required, Customer will provide suitable, portable facilities including supplies and custodial services. Provide emergency eyewash station in power room near battery stands.

FLOOR SPACE AND STORAGE FACILITIES - Provide, during progress of the Services, suitable and easily accessible floor space and storage facilities (a) to permit storing major items of Products and other material closely adjacent to where they will be used; (b) for administrative and luncheon purposes; (c) for Seller's and its subcontractors' employees' personal effects; and (d) for tools and property of Seller and its subcontractors. Where the Services are to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, as appropriate, permit or secure permission for Seller and its subcontractors to maintain at the work site, storage facilities (such as trailers) for Products, material, tools, and equipment needed to complete the Services.

EASEMENTS, PERMITS, AND RIGHTS OF WAY - Prior to Services start date, provide all rights-of-way, easements, licenses to come upon land to perform the Services; permits and authority for installation of Products and other material; permits for opening sidewalks, streets, alleys, and highways; and construction and building permits.

WATCH SERVICE - Provide normal security necessary to prevent admission of unauthorized persons to building and other areas where installation Services are performed and to prevent unauthorized removal of the Products and other materials. Seller will inform Customer as to which storage facilities at the work site Seller will keep locked. Such storage facilities will remain closed to Customer's building surveillance.

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USE OF AVAILABLE TESTING EQUIPMENT - Customer shall make available to Seller the maintenance test facilities which are embedded in equipment to which the Product being installed will be connected or added. Seller's use of such test equipment shall not interfere with Customer's normal equipment maintenance functions.

HAZARDOUS MATERIALS CLEANUP - At the conclusion of the Services, Customer shall be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials present at Customer's premises unless such hazardous materials were brought to the site by Seller, in which case, Seller shall be responsible for the hazardous materials cleanup, removal, and proper disposal.

ACCESS TO EXISTING FACILITIES - Customer shall permit Seller reasonable use of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities. Such use shall not interfere with the Customer's normal maintenance of equipment.

GROUNDS - Customer shall provide access to suitable and isolated building ground as required for Seller's standard grounding of equipment. Where installation is outside or in a building under construction, Customer shall also furnish lightning protection ground.

REQUIREMENTS FOR CUSTOMER DESIGNED CIRCUITS - Customer shall furnish information covering the proper test and readjust requirements for apparatus and requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings.

STANDBY ENGINE/ALTERNATOR FACILITIES - Customer shall provide suitable fuel, storage, gas, water, antifreeze, sewer, and exhaust facilities as required with piping terminating within the building and within ten (10) feet of the location of the engine/alternator to be installed, or terminating within the engine room if engine/alternator is housed in a separate room. If Seller tests the engine/alternator outdoors, Customer shall also provide lightning protection ground.

CROSS-CONNECTING MAIN DISTRIBUTING FRAMES AND INSTALLING HEAT COILS - Customer shall install such cross-connections and heat coils.

CLEARING EQUIPMENT FOR MODIFICATIONS - Customer shall remove cross-connections, transfer service on trunks and sundry working equipment, and make other arrangements required to permit Seller to modify existing plant.

DESIGNATION STRIPS - Customer shall number all jack designation strips described in job requirements.

FIRE PROTECTION APPARATUS - Customer shall install the permanent fire protection apparatus and furnish such temporary apparatus as may be necessary for the protection of the Product and other equipment stored prior to installation.

BATTERY ROOM VENTILATION - Customer shall provide the required ventilation for battery rooms or areas.


HOUSE SERVICE PANEL - Customer shall provide electric power from the Customer's service panel to the Seller's power board and shall run all leads between said service panel and power board.

THROUGH TESTS AND TRUNK TESTS - Customer shall make required through tests and trunk tests to other offices after Seller provides its notice of completion or notice of advanced turnover.

ITEMS TO BE FURNISHED BY SELLER

The following items will be furnished by Seller (if required by the conditions of the particular Services) and the price thereof is included in Seller's price for Services:

PROTECTION OF EQUIPMENT AND BUILDINGS - Seller shall provide adequate protection for Customer's equipment and buildings during the performance of the Services in accordance with Seller's standard practices.

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METHOD OF PROCEDURE - Seller shall prepare a detailed Method of Procedure
("MOP") before starting work on live equipment and provide Customer a reasonable lead time under the circumstances for review and mutual discussion prior to the intended implementation date. Customer shall review the MOP and any requested changes shall be negotiated. Customer shall give Seller written acceptance of the MOP prior to start of this work.

POWER CIRCUIT - Seller shall install power conduit and wire as are necessary to complete the Service.

FRAME AND AISLE LIGHTING - Seller shall install conduit, wire, fixtures, and other necessary material for frame and aisle lighting as described in Customer's job requirements.

FIREPROOFING - Seller shall fireproof (with steel covers) all openings it makes in the building in the course of providing the Services.

RESTORATION - Where it is necessary in the performance of the Services to open sidewalks, driveways, curbing, alleys, streets, or other property, Seller shall restore said property to at least its former condition.

CROSS-CONNECTIONS OTHER THAN TO OUTSIDE CABLE TERMINATIONS - Seller shall run cross-connections in accordance with the Customer's cross-connection list.

THE FOLLOWING ITEMS MAY BE FURNISHED BY SELLER IF REQUESTED BY CUSTOMER, BUT CUSTOMER WILL BE BILLED AND SHALL PAY FOR THEM IN ADDITION TO SELLER'S STANDARD OR FIRM QUOTED PRICE FOR SERVICES:

PROTECTION OF BUILDINGS AND EQUIPMENT - Seller may provide protection of buildings and equipment in accordance with special practices of Customer differing from Seller's standard practices.

READJUSTING APPARATUS - Seller may provide readjustment (in excess of that normally required on new apparatus) of apparatus associated with relocated or rewired circuits.

RERUNNING CROSS-CONNECTIONS - Seller may rerun permanent cross-connections in accordance with revised cross-connection lists furnished by Customer.


HANDLING, PACKING, TRANSPORTATION, AND DISPOSITION OF REMOVED AND SURPLUS CUSTOMER EQUIPMENT - Seller may pack, transport, and dispose of surplus and removed Customer equipment as agreed by the parties.

PREMIUM TIME ALLOWANCES AND NIGHT SHIFT BONUSES - Seller may have its Services personnel work premium time and night shifts to the extent that Seller may deem such to be necessary to effect the required coordination of installing and testing operations or other Services because of Customer's requirements; provided, however, that there shall be no additional charge for any overtime work that is required for Seller to complete the Services in the time frame agreed to by the parties with respect to any accepted order, unless such schedule has been affected by acts by or omissions of Customer.

EMERGENCY LIGHTING SYSTEM - Seller may provide new emergency lighting system (other than the original ceiling mounted stumble lighting) to satisfy illumination and safety needs of Products of certain heights.

3.2  ACCEPTANCE OF INSTALLATION:


     At reasonable times during the course of Seller's installation, Customer, at its request may, or upon Seller's request shall, inspect completed portions of such installation. Upon Seller's further request, and upon sufficient notice to Customer, Customer shall observe Seller's testing of Products and Licensed Materials being installed to determine that such testing and the test results are in accordance with Seller's 5ESS-Registered Trademark--2000 Installation & Test Handbook, if applicable, or such other Installation & Test Handbook of Seller for the Product or Licensed Materials being installed.

                           Lucent Technologies Proprietary
                                         -22-
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                                                       Contract No.: LNM970313MP

The job shall be considered complete and ready for acceptance by Customer when Products and Licensed Materials have been installed and tested prior to integration into the network by Seller in accordance with its standard procedures, and Seller represents such Products and Licensed Materials to be in working order. Customer may observe Seller's such testing of Products and Software being installed to determine that such testing and the test results are in accordance with Seller's standard procedures. Upon completion of the installation, Seller will submit to Customer a notice of completion or, if Customer has elected advance-turnover of subsystems, a notice of completion of advance-turnover.

     Customer shall promptly make its final inspection of substantial conformance with the Specifications and shall exercise all reasonable efforts to expedite acceptance of the job. Seller will promptly correct any defects for which it is responsible. If Customer discovers that any Product or Software installed by Seller is not acceptable as a result of its failure to substantially conform to the Specifications, it shall advise Seller as promptly as possible (followed up in writing if originally advised orally) of the nature of the problem. In such event the parties shall cooperate in every reasonable respect to reach a timely and appropriate solution for Seller to correct the identified problem. Depending on the circumstances, such solution may include a requirement that Seller accelerate its activities or deploy additional resources to correct such deficiency, minimizing to the extent possible adverse impact on the overall schedule. The cost to be borne to correct such problem shall be the responsibility of Seller, except as otherwise agreed between the parties. The job will be considered as fully accepted unless Seller receives notification to the contrary within thirty (30) days after submitting its notice of completion. Not withstanding the foregoing, if Customer places the Products and/or Licensed Materials into commercial service, such action will constitute Customer's acceptance.

3.3  SITE PREPARATION:


     Where Services are to be performed by Seller, Customer shall be responsible for insuring that the premises where the work is to be performed are accessible to Seller and ready and suitable for the Services to be performed in accordance with Seller's site-preparation conditions. Such conditions include, but are not limited to, (a) site readiness; and (b) access to adequate storage space, working space, personal facilities, heat, light, ventilation, telephone, electrical current, and outlets, all provided within a reasonable distance of the area where the work is to be performed. A reasonable period of time prior to the commencement of Services Seller and Customer will perform a mutual inspection and walk-through of Customer's premises to mutually determine the necessary building repairs and modifications, including fire protection, that will be necessary to effectuate the Services. Seller's representative shall have the right to inspect the site prior to Services start date to confirm compliance of the site to Seller's site-preparation conditions. Such site inspection may include, without limitation, a full building grounding inspection, existing power plan, and emergency facilities inspection. The cost for Seller to conduct one (1) site survey will be included in the Seller's quote for engineering and installation Services. Seller's representatives will provide Customer with a site preparation list and recommended solutions to existing site-related problems and deficiencies discovered by Seller during Seller's inspection. Should Customer fail to comply with the site-preparation conditions after Seller provides Customer notice, Seller may perform such work or furnish such items and charge Customer for them in addition to the prices otherwise charged by Seller for such Services.

     To the extent Customer reasonably requests Seller to deviate from Seller's then-current specifications or methods for site preparation, site environment, utilities or installation, Seller may install Seller's 5ESS-Registered Trademark--2000 Switch Products, Transmission Products and Power Products at Customer's site provided that Customer agrees to fully indemnify and hold harmless Seller from and against any losses, damages, claims, demands, suits and liabilities (including reasonable attorneys' fees) that arise out of, or result from injuries or death to persons or damage to property or other claims or demands of any kind (including Workers Compensation claims and warranty) caused or alleged to be caused by Seller proceeding with installation of such Products.

                           Lucent Technologies Proprietary
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                                                       Contract No.: LNM970313MP

3.4  WORK OR SERVICES PERFORMED BY OTHERS:


     Work or Services performed at the site by Customer or its other vendors or contractors shall not unreasonably interfere with Seller's performance of Services. Seller shall have no responsibility or liability with respect to such work or Services performed by others. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work interferes with Seller's performance, the scheduled completion date of Seller's Services under this Agreement shall be extended as reasonably necessary to compensate for such delay or interference.

                                      ARTICLE IV


                                   ENTIRE AGREEMENT

4.1  ENTIRE AGREEMENT:


     The terms and conditions contained in this General Agreement, together with the Appendices and attachments hereto supersede all prior oral or written understandings between the parties with respect to the subject matter hereof and constitute the entire agreement between the parties with respect to such subject matter. The preprinted terms and conditions on Customer's purchase orders or Seller's sales forms are deleted. The typed or handwritten provisions of an order which are consistent with the terms of this General Agreement along with the terms of this General Agreement shall constitute the entire Agreement between the parties relating to said order. Terms shall not be modified or amended except by a writing signed by authorized representative of both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.

KMC TELECOM INC.                        KMC TELECOM II, INC.

By:  /s/ Michael Sternberg              By:  /s/ Michael Sternberg
    ------------------------                --------------------------
Name: Michael Sternberg                 Name:  Michael Sternberg

Title: President                        Title: President

Date: September 24, 1997                Date: September 24, 1997


LUCENT TECHNOLOGIES INC.

By:  /s/ Thomas C. Gaddy
    ------------------------
Name:  Thomas C. Gaddy

Title: Sales Director

Date:  September 24, 1997


                           Lucent Technologies Proprietary
                                         -24-
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                                                       Contract No.: LNM970313MP

                                      APPENDIX A


A-1.1          SCOPE OF APPENDIX A


This Appendix A (hereinafter "Appendix") shall govern any purchase order placed by Customer during the Term for Seller's 5ESS-Registered Trademark--2000 Products, Transmission Systems Products, Power System Products and related Licensed Materials. This Appendix A is issued pursuant to and incorporates the non-conflicting terms and conditions of the General Agreement. In the event of any conflict or inconsistency between the terms of this Appendix and the terms of the General Agreement, the terms of this Appendix shall prevail.

A-1.2          DEFINITIONS


In addition to the definitions in Article I of this Agreement, the following terms shall have the meanings indicated below as to the Products and Licensed Materials described herein:

(a) "5ESS-Registered Trademark--2000 Products" means the 5ESS-Registered Trademark--2000 Switch, Growth and related Licensed Materials including, without limitation, Base Software.

(b) "5ESS-Registered Trademark--2000 Switch" means any 5ESS-Registered Trademark--2000 Switch system (including the 5ESS-Registered Trademark--2000 Compact Digital Exchange ("CDX") and 5ESS-Registered Trademark--2000 Very Compact Digital Exchange ("VCDX")). With the exception of the VCDX, a 5ESS-Registered Trademark--2000 Switch contains at a minimum, an Administrative Module ("AM"), Communications Module ("CM"), and at least one (1) Switch Module, and any such Switch can act as a host for Optically Remote Modules ("ORMs"), Remote Switch Modules ("RSMs") and/or the Extended Switch Modules ("EXMs"). The VCDX contains a Sun Workstation and one (1) Switch Module.

(c) "Base Software" means the platform upgrade package for the 5ESS-Registered Trademark--2000 Switch.

(d) "Growth" means any hardware or Software required to support the expansion of any 5ESS-Registered Trademark--2000 Switch which may include, without limitation, any ORMs, RSM, or EXMs not purchased with the associated 5ESS-Registered Trademark--2000 Switch.

(e) "Initial Switch" means the first 5ESS-Registered Trademark--2000 Switch furnished by Seller under this Appendix for deployment in a particular geographic area (other than an area in which a Seller furnished 5ESS-Registered Trademark--2000 Switch already exists).

(f) "List Price" means Seller's global list price in effect at the time of order placement.

(g) "Peripherals" means hardware and/or Software extensions added subsequent to the installation of the Initial Switch or Switch Module.

(h) "Power System Products" means batteries, Cabinetized Power Systems ("CPS"), Evolutionary Control Systems ("ECS"), power plant products and other manufactured (FE class) or other purchased (FF class) power Products.

(i) "Product Manufacturing Information" means manufacturing drawings and specifications of raw materials and components, including part manufacturing drawings and specifications covering special tooling and the operation thereof, and a detailed list of all commercially available parts and components purchased by Seller on the open market disclosing the part number, name and location of the supplier, and price lists.

(j) "Remote Switch Module ("RSM")" means either an RSM (metallic connection), an ORM or an EXM located away from the host site.

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                                                       Contract No.: LNM970313MP


(k) "Repair Parts" means new, remanufactured, reconditioned, refurbished, or functionally equivalent parts for the maintenance, replacement, and repair of Products sold pursuant to this Agreement.

(l) "Switch Module" means a Module Control/Time Slot Interchange Unit along with a number of Peripheral units and related Software added to an embedded 5ESS-Registered Trademark--2000 Switch, 5ESS-Registered Trademark--2000 CDX Switch or to an existing Remote Switch Module site.

(m) "Total Paid Purchases" means Customer's purchases of Seller's Products and related Licensed Materials only, for which Seller has received payment.

(n) "Transmission Systems" means the Seller's SONET Transmission Systems Products, such as DDM-2000 OC-1 Fiber Reach Multiplexer, DDM-2000 OC3 Multiplexer, DDM-2000 OC-12 Multiplexer, or FT-2000 OC-48 Lightwave; Access Systems, such as SLC-Registered Trademark--2000 Access System, SLC-Registered Trademark--2000 MSDT, or SLC-Registered Trademark--Series 5 Carrier System; and DACS II and DACS IV-2000 Systems.

A-1.3          CUSTOMER PURCHASE COMMITMENT


In consideration for the discounts, allowances, and incentives set forth herein, Customer agrees to procure directly from Seller a minimum of eighty-eight million ($88,000,000) dollars of Seller's Products and related Licensed Materials during the Term.

At the end of the first twelve (12) months of the Term, Seller will evaluate Customer's actual Total Paid Purchases procured through the time of evaluation. If Customer's Total Paid Purchases is less than thirty million ($30,000,000) dollars during the first twelve (12) months of the Term, or less than sixty million ($60,000,000) dollars during the first twenty-four (24) month period of the Term, Seller reserves the right to discontinue or adjust accordingly all discounts, allowances and/or incentives set forth herein for all subsequent orders placed by Customer.

A-1.4          TERMS OF DISCOUNT


Any purchase orders placed pursuant to this Appendix shall reference Contract Number LNM970313MP to qualify for the discounts incorporated herein. During the Term, all discounts shown in this Appendix are applicable to Seller's Products and related Licensed Materials listed herein only and are not applicable to related Services such as engineering and installation. Such discounts shall be applied to Seller's List Price in effect at the time of order receipt and will be held firm for three (3) years after the Effective Date of this Agreement. Discounts set forth in this Appendix will apply to all purchase orders requiring Seller's then-current standard delivery interval. For the Products and related Licensed Materials specified herein, Seller agrees to hold its List Price firm for eighteen (18) months after the Effective Date of this Agreement.

A-1.5          NETWORK STANDARDIZATION


Customer agrees to standardize its switch network exclusively on Seller's 5ESS-Registered Trademark--2000 Switch Systems Products and Transmission Systems Products during the Term, such that in the event Customer requires any equipment and/or software which is functionally comparable to Seller's Products and related Licensed Materials available for purchase under this Appendix, then Customer agrees to purchase all of its requirements for such equipment and software from Seller. Notwithstanding the foregoing, the requirements of this Section A-1.5 shall not apply to any entity acquired by or merged with Customer after the effective date if and only to the extent such acquired or merged entity is bound by a pre-existing contract with a third party vendor which prohibits such entity from procuring from Seller as set forth above.

If Customer procures functionally comparable equipment and/or software from another supplier during the Term in breach of the provisions of this Section A-1.5, Seller may, in addition to all other rights and remedies available to

                           Lucent Technologies Proprietary
                                         -26-
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                                                       Contract No.: LNM970313MP

Seller under law, equity, or otherwise, discontinue any and all discounts herein and may enter into negotiations with Customer on a new pricing discount structure.

A-1.6          CUSTOMER FORECASTS


Beginning thirty (30) days from the Effective Date, Customer will submit written forecasts of its planned purchases. Such forecasts shall include type(s), quantities and location(s) of planned purchases, and such other information as may be agreed upon by the parties. The forecast will be updated monthly, and shall provide a twelve (12) month rolling view of prospective monthly purchases of Products, Licensed Materials and Services. Customer shall submit such forecasts to Seller's account executive at the address listed below, or such other address as is hereinafter specified by Seller:

     William H. Pittman,  Account Executive
     Lucent Technologies Inc.
     900 North Point Parkway, Room 91S456
     Alpharetta, Georgia  30202

Customer will designate upon execution of this General Agreement an authorized representative to coordinate the ordering and distribution of Products and related Licensed Materials and to interface with Seller's account executive as needed.

A-1.7          PRICING PLAN FOR 5ESS-Registered Trademark--2000 PRODUCTS


In consideration for Customer's purchase commitment as set forth in Section A-1.3, "Customer Purchase Commitment," Seller will provide the following discounts off the List Price for all purchases of the following products made by Customer during the Term.

                                    DISCOUNT SCHEDULE FOR 5ESS-Registered Trademark--2000 SWITCH PRODUCTS

PRODUCT TYPE                                 INITIAL SWITCH      SWITCH MODULE       PERIPHERAL GROWTH
                                                DISCOUNTS        GROWTH DISCOUNTS        DISCOUNTS

5ESS-Registered Trademark--2000 Switch            75%                 55%                   25%
5ESS-Registered Trademark--2000 CDX Switch        75%                 55%                   25%
5ESS-Registered Trademark--2000 VCDX Switch       75%                 N/A                   25%
RSM/ORM/EXM                                       65%                 55%                   25%

For the first 5ESS-Registered Trademark--2000 Switch or first Remote Switch Module purchased at each new site, the initial discount shall apply. For subsequent Growth of such 5ESS-Registered Trademark--2000 Switch, Customer may designate two (2) six (6) month periods after such Switch turnover during which the initial discount specified above shall also apply. For Switch Modules and/or Peripherals ordered outside of such periods, the applicable Switch Module and/or Peripheral discount shall apply.

A-1.8 PRICING PLAN FOR 5ESS-Registered Trademark--2000 CDX/VCDX SWITCH SOFTWARE RELEASES


For purposes of this Section, the fees for Base Software releases shall mean the Software Right-to-Use ("RTU") and Office Data Administration ("ODA") fees. The purchase by Customer of a 5ESS-Registered Trademark--2000 Switch during the Term will include, at no additional charge to Customer, a license (subject to the licensing provisions of the General Agreement) to use the then-current Base Software release. Additional Base Software releases licensed by

                             Lucent Technologies Proprietary
                                          -27-
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                                                       Contract No.: LNM970313MP

Customer will be priced at eighty thousand dollars ($80,000) per release for each 5ESS-Registered Trademark--2000 Switch host, fifty five thousand dollars ($55,000) per release for each CDX host Switch and thirty five thousand dollars ($35,000) per release for each VCDX host Switch. These license fees do not include any additional hardware or installation. Customer will be responsible for all engineering charges associated with each Base Software release furnished by Seller under this Appendix.

Base Software releases shall be available to Customer in accordance with Seller's published announcement stating when customers can order Base Software subject, however, to Seller's then-current availability process and Seller's standard order intervals.

A-1.9          5ESS-Registered Trademark--2000 SWITCH TRAINING INCENTIVE

For the first 5ESS-Registered Trademark--2000 Switch purchased, Seller will make available to Customer up to one hundred (100) tuition-free training days to be used by Customer within two (2) years of order receipt. For each subsequent 5ESS-Registered Trademark--2000 Switch purchased thereafter by Customer during the Term, Seller will provide an additional fifteen (15) tuition-free training days. For each Remote Switch Module (EXM, ORM, RSM) purchased by Customer during the Term, Seller will provide an additional six (6) tuition-free training days. Training days earned by Customer for each 5ESS-Registered Trademark--2000 Switch shall be used within twelve (12) months after the turnover date for such 5ESS-Registered Trademark--2000 Switch. Customer is responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training regionally at the Dublin or Hickory Ridge Training Centers. In those cases in which Seller suitcases a course to a Customer site, Customer shall be responsible for all associated travel and living expenses for the instructor. While Seller recommends core courses from its Customer Training Catalog, Customer may choose from any of Seller's 5ESS-Registered Trademark--2000 Switch related courses.

A-1.10         INVENTORY CONTROL PROVISIONS FOR 5ESS-Registered Trademark--2000
               SWITCHES

Seller will offer the Spares Exchange Service for 5ESS-Registered Trademark--2000 Switches ("SES-5") to address Customer's 5ESS-Registered Trademark--2000 Switch system inventory control requirements. SES-5 will enhance equipment maintenance by facilitating the exchange of defective circuit packs for new or remanufactured devices in a timely manner. This service operates on a twenty-four-hour, seven-day-week basis, under the following delivery services options:

1.   Normal Delivery Interval (2 to 7 days)            $35 per plug-in
2.   Emergency Delivery Interval (24 hours)            $70 per plug-in
3.   Critical Delivery Interval (less than 24 hours)   $120 per plug-in
                                                       (minimum $480 per order)

SES-5 will exchange Seller-manufactured material usually required to support a 5ESS-Registered Trademark--2000 Switch and the embedded 3B21 Computer for "readily returnable" material (e.g., circuit packs and plug-ins, but not disk or tape drives). Customer shall not be charged for the "readily returnable" material provided by Seller through SES-5 if the material for which it is exchanged is determined by Seller to be under warranty. If Seller determines such exchanged material to be out of warranty, Customer will be billed and shall pay for the material furnished by Seller through SES-5 based on the current SES-5 catalog price.

A-1.11         CUSTOMER SUPPORT

In consideration for the purchase commitment set forth in Section A-1.3, "Customer Purchase Commitment," Seller will provide, only to the extent deemed reasonable by Seller, pre-sale engineering Services to Customer at no charge throughout the Term. Such Services shall include technical consultation and quote preparation for the purpose of supporting Customer's network questions and 5ESS-Registered Trademark--2000 System feature description questions. Seller's technical consultant support group will also provide engineering Services with respect to the integration of Seller's Products and related Licensed Materials into Customer's network locations subject to the prior written agreement of the parties on the price and terms for such Services.

                             Lucent Technologies Proprietary
                                          -28-
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                                                       Contract No.: LNM970313MP

A-1.12 TECHNICAL SUPPORT OF 5ESS-Registered Trademark--2000 SWITCH PRODUCTS AND LICENSED MATERIALS


During the Term, warranty assistance shall be available to Customer by calling Seller's Regional Technical Assistance Center (RTACs) on 1-800-CAL-RTAC (1-800-225-7822). Seller shall monitor this number on a twenty-four (24) hours a day, seven days a week basis. During regular business hours (8:00 a.m. to 5:00 p.m. central time), calls will be answered by the closest geographically located RTAC. Outside of regular business hours , all calls will be answered at a centralized assistance center. Service-affecting problems will be expedited to the local RTAC.

Seller will, in addition to its obligations under the "Warranty" clause of the General Agreement, make available for purchase by Customer post-warranty technical support. Such post-warranty technical support shall be provided under mutually agreed upon, separate post-warranty service contracts entered into by the parties or on a per-problem basis during the Term at Seller's prevailing rates. Separately from such warranty or post-warranty services, Seller may offer Services designed to enhance the operating capabilities of Customer 's network or system on a billable basis. In addition to its obligations under Warranty, Seller shall also make available to Customer additional technical support. Such additional technical support shall be provided at Seller's prevailing rates and terms.

A-1.13         5ESS SWITCH DOCUMENTATION


As part of the first Initial Switch purchase by Customer under this Agreement, Seller will provide to Customer, at no charge, two (2) sets of product documentation (each of the most recent text and drawing on CD-ROM). For each subsequent 5ESS-Registered Trademark--2000 Switch purchase, Seller will provide, at Customer's option, one (1) set of product documentation or a login to the 5ESS-Registered Trademark--2000 Switch Documentation Dial-Up Service. Additionally, for each Switch site, Seller will provide to Customer a condensed copy of the Translation Guide (TG5) document. No documentation will be provided to the RSM, EXM, or ORM sites.

In addition, at no additional charge to Customer, Seller will provide to Customer during the two (2) year period following the turnover of each 5ESS-Registered Trademark--2000 Switch purchased by Customer hereunder, those updates to the Related Documentation which Seller makes generally available to
its other customers during such time period.   After the initial two (2) year
update period described above, Customer may purchase an update subscription at Seller's standard subscription rate.

A-1.14         MAINTENANCE SERVICE FOR 5ESS SWITCH SOFTWARE


5ESS-Registered Trademark--2000 Switch maintenance service for Software will be offered by Seller at fixed price for term service and/or time and materials service. This will be provided under a separate professional services agreement. However, unless otherwise agreed to by Seller in writing, maintenance service shall only be available for the current generic Base Software release and the two (2) immediately preceding generic releases. If Customer desires 5ESS-Registered Trademark--2000 Switch Base Software maintenance service for a release which is older than the preceding (2) generic releases, Seller and Customer must mutually agree to the scope, price and terms and conditions of such maintenance agreement.

A-1.15         PRICING PLAN FOR TRANSMISSION SYSTEMS


In consideration for the Customer purchase commitment set forth in Section A-1.3, "Customer Purchase Commitment", Seller will provide the discounts set forth below for all purchases of the Transmission Systems Products described therein which are made by Customer during the Term:

                             Lucent Technologies Proprietary
                                          -29-
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                                                       Contract No.: LNM970313MP

                     TRANSMISSION SYSTEMS PRODUCTS DISCOUNT SCHEDULE


TRANSMISSION SYSTEMS PRODUCTS*                                        DISCOUNT
DDM PLUS                                                                 27%
DDM-2000 FiberReach OC-1                                                 25%
DDM-2000 OC-3                                                            35%
DDM-2000 OC-12                                                           35%
FT-2000 OC-48 Lightwave System                                           30%
SLC-Registered Trademark--2000 Multi Services Distant Terminals (MSDT)   35%
SLC-Registered Trademark--2000 Access System - Common Units              40%
SLC-Registered Trademark--2000 Access System - POTS/SPOTS Units          35%
SLC-Registered Trademark--2000 Access System - Special Service Units     40%
SLC-Registered Trademark--2000 Access System - Software                  00%
SLC-Registered Trademark--SERIES 5 Carrier System - Common Units         35%
SLC-Registered Trademark--SERIES 5 Carrier System - POTS/SPOTS Units     35%
SLC-Registered Trademark--SERIES 5 Carrier System - Special
  Service Units                                                          35%
DACS IV 2000 Systems                                            see 1.15.1 below
DACS II Systems (hardware and Software)                                  27%

* The above Products do not include Network Cable Systems equipment or power equipment. Unless otherwise specified, the discounts shown above apply to Transmission Systems Products (hardware) only. The discount for the cables used in the systems set forth above shall be twenty percent (20%) off the List Price.


A-1.15.1  PRICING PLAN FOR DACS IV-2000 SYSTEMS


INITIAL SYSTEMS - In consideration for Customer's purchase commitment as set forth in Sections A-1.3, "Customer Purchase Commitment" and A-1.5, "Network Standardization", Seller will provide special model pricing on initial DACS IV-2000 System purchases. The initial DACS IV-2000 configuration will consist of one (1) DACS IV-2000 256 System equipped with twelve (12) STS-1s and four (4) DS3s and twenty-eight (28) DS1s, and will have a special initial price of two hundred eleven thousand five hundred eighty three dollars ($211,583) per system, excluding spares. This price will be held firm for a period of twelve (12) months from Seller's receipt of the initial DACS IV-2000 order. Following this period, the DACS IV-2000 will be priced at forty-five percent (45%) off List Price.

GROWTH - In consideration of the special initial price outlined above, an upgrade price of one hundred sixty thousand dollars ($160,000) will be charged once the DACS IV-2000 System exceeds one hundred twenty eight (128) equivalent STS-1s. All DACS IV-2000 growth will receive a forty-five percent (45%) discount off List Price. This growth discount will be held firm for three (3) years after the Effective Date of this Agreement. DACS IV-2000 List Prices will be held firm for a period of eighteen (18) months from the Effective Date of this Agreement. Customer's special DACS IV-2000 price plan is summarized below.

PRODUCT TYPE   INITIAL MODEL PRICE   GROWTH DISCOUNT   UPGRADE FEE BEYOND 128
                                                         EQUIVALENT STS-1S  *
DACS IV-2000         $211,583              45%                $160,000

* For the purposes of this Section Equivalent STS-1s represents the total number of DS3s, STS-1s and increments of twenty-eight (28) DS1s equipped on the DACS IV-2000 System.

                             Lucent Technologies Proprietary
                                          -30-
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                                                       Contract No.: LNM970313MP

A-1.16         TRANSMISSION TRAINING INCENTIVE


In consideration for each Central Office purchased by Customer under this Agreement which meets the minimum Transmission equipment requirements shown in Table 1 below, Seller will provide up to fifty (50) tuition-free days of training to Customer on Seller's Transmission Systems Products. These fifty (50) training days correspond to two (2) complete Operations, Maintenance and Administration classes on each of the recommended Transmission Product Training classes shown in Table 2 below. Such tuition-free training days may be used within the six (6) months prior to turnover date of the Central Office deployment or no later than twelve (12) months after turnover date of such System.

     TABLE 1:  MINIMUM TRANSMISSION SYSTEM REQUIREMENTS PER SITE


PRODUCT                                      MINIMUM NUMBER OF SYSTEMS
                                                     DEPLOYED
DDM-2000 OC-3                                           6
DDM-2000 OC-12                                          6
DDM-2000 FiberReach WBS                                 4
DACS IV-2000                                            1
SLC-Registered Trademark--2000 Access System            2
DDM-2000 FiberReach NBS                                 4
DACS II                                                 1

     TABLE 2:  TRANSMISSION OAM&P TRAINING CLASSES


PRODUCT                  COURSE         # DAYS/CLASS   TOTAL STUDENT DAYS
DDM-2000 OC-3            LW2608               2                4
                         LW2603               4                8
DDM-2000 OC-12           LW2612               5               10
DDM-2000 FiberReach WBS  LW2611               1                2
DACS IV-2000             TR3542               4                8
SLC-Registered Trademark--2000
Access System            TR4610               4                8
DACS II                  TR3521               5               10
                         TOTAL TUITION DAYS                   50

Customer is responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training regionally at the Dublin or Hickory Ridge Training Centers. In those cases in which Seller suitcases a course to a Customer site, Customer shall be responsible for all associated travel and living expenses for the instructor. While Seller recommends core courses from its Customer Training Catalog, any Transmission System related courses may be taken at Customer's discretion. The tuition-free seats may be used for standard course offerings associated with purchased Transmission Systems. A minimum of eight (8) students are required for suitcased classes.

A-1.17         PRICING PLAN FOR POWER PLANT SYSTEMS


In consideration for Customer's purchase commitment set forth in Section A-1.3, "Customer Purchase Commitment", Seller will provide discounts set forth below for all purchases of the Power Systems Products described therein which are made by Customer during the Term.

                             Lucent Technologies Proprietary
                                          -31-
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                                                       Contract No.: LNM970313MP

          PRODUCT DESCRIPTION*                    DISCOUNT
UNIGY BATTERIES                                      20%
IR BATTERIES                                         20%
CPS/ECS POWER PLANT PRODUCT                          35%
OTHER MANUFACTURED (FE class)                        30%
OTHER PURCHASED (FF class)                           15%

A-1.18         CONTINUING PRODUCT SUPPORT -- PARTS AND SERVICES


In addition to repairs provided for under the Warranty clause of this Agreement, Seller offers repair Services and Repair Parts in accordance with Seller's repair and Repair Parts practices and terms and conditions then in effect, for Seller's Manufactured Products furnished pursuant to this Agreement. Such repair Services and Repair Parts shall be available while Seller is manufacturing or stocking such Products or Repair Parts, but in no event more than five (5) years after such Product's discontinued availability effective date. Seller may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement.

If during the agreed to support period Seller is unable to provide Repair Part(s) and/or Repair Service(s) and a functionally equivalent replacement has not been designated, Seller shall advise Customer, by written notice prior to such discontinuance to allow Customer to plan appropriately, and if Seller is unable to identify another source of supply for such Repair Part(s) and/or Repair Service(s), Seller shall provide Customer, upon written request, with nonexclusive licenses for Product Manufacturing Information to the extent Seller can grant such licenses, so that Customer will have sufficient information to have manufactured, or obtain such Service or parts from other sources. License terms, for such Product Manufacturing Information, including charges, will be in accordance with Seller's licensing procedures then in effect.

A-1.19         PRODUCT AVAILABILITY


Seller shall notify Customer, usually at least one (1) year, before Seller discontinues accepting orders for a Seller's Manufactured Product sold under this Agreement. Where Seller offers a functionally equivalent Product for sale, the notification period may vary.

A-1.20         PROMOTIONAL SUPPORT


Seller agrees to allocate to the Marketing Development Fund ("MDF") described in
Schedule 1 attached hereto to this Appendix, ten thousand dollars ($10,000) per 5ESS-Registered Trademark--2000 Switch site purchased by Customer during the Term of this Agreement. Any amounts allocated to the Marketing Development Fund hereunder shall be subject in all respects to and may be utilized by Customer only in accordance with MDF Guidelines.

A-1.21         FUTURE CONSIDERATIONS


Upon completion of Customer's high yield debt and equity offering, Customer shall pay Lucent a non-refundable down payment of five million dollars ($5,000,000) for dedication of Lucent's factory capacity to support Customer's construction project in the second set of eighteen (18) cities. When Customer's total purchases of 5ESS-Registered Trademark--2000 Switch Products and related Software (excluding Services) exceeds thirty-five million dollars ($35,000,000), Seller shall, in addition to the applicable discount specified in Section A-1.7 above, apply a 42.7% credit to all subsequent Switch Product and related Software orders (excluding Services) until the total dollar amount of such credits equals five million dollars ($5,000,000).

                             Lucent Technologies Proprietary

                                                       Contract No.: LNM970313MP



Schedule 1          MARKETING DEVELOPMENT FUND GUIDLINES              11/1/96



MARKETING DEVELOPMENT FUND
The Marketing Development Fund (MDF) is a cooperative approach to marketing and promotion. The program provides assistance for pre-approved market development and promotional activities executed by authorized Lucent Technologies Global Commercial Markets (GCM) customers to stimulate switched services sales activity.

MDF FUNDING
- Funding is based on the year's purchases of Lucent Technologies Network Systems 5ESS-Registered Trademark-, Transmission, Transmission and OS products only. Network Systems products are used to calculate the amount of MDF funds. NOTE: Network Cable Systems products are not eligible for rebate reimbursement calculations under this plan.

- For customers to be eligible for MDF, a written marketing plan must be jointly approved by the Lucent Technologies GCM Marketing Administrator and sales organization and the customer's marketing and sales organization prior to submission of any MDF reimbursement claims.

- Proper MDF forms are submitted by the customer along with supporting documentation for pre-approval. After approval, copies of original paid invoices are submitted. MDF reimbursements are issued as credits to be applied to current or future Lucent Technologies invoices.

-    Funding is based on a percentage of the year's total paid direct purchases.

- MDF reimbursements apply to marketing activity within the approved plan only.

IT'S A FIVE STEP PROCESS

1. Jointly prepare a Marketing Development Business Plan. This plan must at a minimum include:

          - Marketing opportunities or projects designed to stimulate switched services sales activities
          - Forecasts of new revenues produced with corresponding cost summaries, and
          -    Specific "measurements of success."

2.   Submit a completed MDF Submittal Form for pre-approval.

3. When the project is completed, the approved MDF Submittal Form will be returned to Lucent Technologies along with PAID invoices and substantiating documents.

4. The MDF program administrator will process the reimbursement claim, verify that funding is available, and, if so, forward the approval documentation to the customer with a reimbursement certificate.

5. When submitted by the customer, the amount of the reimbursement certificate will be credited to the customer's account.

ANSWERS TO YOUR QUESTIONS . . .

Your primary MDF contact with Lucent Technologies is your Account
Representative. Your Representative can provide whatever assistance you may need in providing direction and planning marketing strategies.

Lucent Technologies has appointed a Marketing Development Fund Administrator who handles day-to-day details of tracking and coordinating reimbursement claims within Lucent Technologies. You may contact the Administrator at the following address: 5 Wood Hollow Rd., Room 1I82, Parsippany, NJ 07054-2821.

                             Lucent Technologies Proprietary
                                          -33-
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                                                       Contract No.: LNM970313MP

ACTIVITIES ELIGIBLE FOR MDF REIMBURSEMENT

DIRECT MARKETING
Direct marketing may include advertising, e.g. print ads and radio spots, collateral salesware, catalogs, trade show fees, Lucent Technologies product displays, direct mail and telemarketing programs and other pre-approved activities. MDF funds may be utilized to assist with individual company customization of direct marketing materials, including development, printing, and one-time production costs on authorized mailings.

EVENTS
MDF allowances may be used to off-set Lucent Technologies sponsorship of events such as technology forums, conferences, seminars, trade shows or other business related activities.

Pre-approval requests must clearly demonstrate goals and objectives of the event. Reimbursement claims must include a list of any other co-sponsers, a copy of guest invitations to the event, detailed event cost estimates, and a full description of the participation, involvement, and activity by the Lucent Technologies Representative who would attend or support the event.

DATABASE ACQUISITION
MDF can be utilized to fund a variety of pre-approved database tools such as market-based automated pricing tools (which could include basic Centrex rates, standard features, and ISDN rates and features), and Marketing Information Databases (such as MKIS) for client prospecting, lead generation and infrastructure modeling.

SALES INCENTIVE PROGRAMS
Incentive programs to stimulate switched services sales are designed and administered by the customer. A jointly established target for service activity penetration must be in effect and tracked for the duration of the program. Proposed incentive programs must conform to the following guidelines:

- An outline of procedures to administer, track and audit the program is provided.
-    Estimated program costs, award descriptions and values are identified.
- A complete program activity description with specific time-frames is established.
- A list of participating Account Executives and Sales Managers and their incentive program objectives is submitted to Lucent Technologies.

TRAINING
Lucent Technologies offers a wide range of educational opportunities, and encourages Lucent Technologies sponsored customers to increase product knowledge and marketing and sales skills. Lucent Technologies training courses are delivered at Lucent Technologies training locations or suitcased to remote locations.

MDF PERSONNEL
Under the MDF program, the Lucent Technologies customer may fund technical consultants and/or marketing sales consultant personnel to implement marketing and sales programs to stimulate switched services sales activity. All pre-approved personnel funded by MDF must be dedicated 100% to stimulating Lucent Technologies switched services sales. All expenses must conform to standard Lucent Technologies voucher guidelines. All expenses require pre-approval and must include: overall project concept, opportunity identification, program cost, and a detailed action plan with measurable milestones and start-stop dates. MDF payments for personnel are made quarterly.


                             Lucent Technologies Proprietary
                                          -34-

                                                       Contract No.: LNM970313MP

                                  AMENDMENT NUMBER ONE

                                TO THE GENERAL AGREEMENT

                                         BETWEEN

                         KMC TELECOM INC., KMC TELECOM II, INC.

                                           AND

                                LUCENT TECHNOLOGIES INC.



This Amendment (Contract Number LNM970922MP) (hereinafter "Amendment") is made effective October 15, 1997, ("Effective Date") by and between KMC Telecom Inc. and KMC Telecom II, Inc., each a Delaware corporation, with offices located at 1545 Route 206, Suite 300, Bedminster, New Jersey 07921 (hereinafter collectively referred to as "Customer"), and Lucent Technologies, Inc., a Delaware corporation, acting through its Network Systems Group, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter "Seller").

WHEREAS, Customer and Seller have, effective March 6, 1997, entered into a General Agreement (Contract Number LNM970313MP) (hereinafter "General Agreement") setting forth the terms and conditions pursuant to which Seller agreed to supply and Customer agreed to procure certain Lucent Products, Licensed Materials and Services (as such terms are defined therein); and

WHEREAS, Customer and Seller desire to amend the General Agreement as set forh herein,

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1.   SCOPE OF AMENDMENT

     The definition of "Customer" contained in the General Agreement is hereby amended to additionally include KMC Telecom Leasing I, LLC and KMC Telecom Leasing II, LLC; it being the intent and understanding among the parties that KMC Telecom Leasing I, LLC and KMC Telecom Leasing II, LLC shall be authorized to procure Products, Licensed Materials and Services from Seller under and pursuant to the terms and conditions of the General Agreement.

2.   ENTIRE AGREEMENT

Except as specifically modified, amended or supplemented herein, all terms and conditions of the General Agreement shall remain in full fore and effect.


                            Lucent Technologies - Proprietary

                                                       Contract No.: LNM970313MP




IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date(s) indicated.

KMC TELECOM INC.                             KMC TELECOM II, INC.


By:  /s/ Michael Sternberg                   By: /s/ Michael Sternberg
   --------------------------                   ---------------------------
Typed Name:  Michael Sternberg               Typed Name: Michael Sternberg

Title:  President                            Title:  President

Date:  October 20, 1997                      Date:  October 20, 1997


LUCENT TECHNOLOGIES INC.


By:  /s/ Thomas C. Gaddy
    -------------------------
Typed Name:  Thomas C. Gaddy

Title:  Sales Director

Date:  October 28, 1997



                            Lucent Technologies - Proprietary